Filed Pursuant to Rule 424(b)(5)
Registration No. 333-221338

This information in this prospectus supplement is not complete and may change. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS SUPPLEMENT, DATED FEBRUARY 20, 2019

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 3, 2017)

$

            % Senior Notes due 20

Unconditionally guaranteed as to payment of

principal and interest by CBS Operations Inc.

(a wholly owned subsidiary of CBS Corporation)

CBS Corporation is offering $                 aggregate principal amount of our     % senior notes due 20    , which we refer to as the “senior notes due 20    .” We refer to the senior notes due 20     and any other series of notes that may be offered in this offering collectively as the “senior notes.”

The senior notes due 20     will bear interest at     % per year and will mature on                 , 20    . We will pay interest on the senior notes semi-annually in arrears on                  and                  of each year, beginning                 , 20    . We may redeem the senior notes, in whole or in part, at any time and from time to time at a redemption price equal to the principal amount of the senior notes being redeemed plus the applicable premium, if any, and accrued and unpaid interest to the redemption date. In addition, commencing on                  , 20    , we may redeem the senior notes due 20    , in whole or in part, at 100% of the principal amount of the senior notes due 20     being redeemed plus accrued and unpaid interest to the redemption date. If a change of control repurchase event occurs as described in this prospectus supplement, unless we have exercised our right of redemption, we will be required to offer to repurchase all or any part of the senior notes at a repurchase price equal to 101% of the principal amount of the senior notes, plus accrued and unpaid interest, if any, to the date of repurchase. The senior notes do not provide for a sinking fund. The senior notes will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

The senior notes will be unsecured senior obligations of CBS Corporation and will rank equally in right of payment with all of CBS Corporation’s other unsecured and unsubordinated indebtedness from time to time outstanding. Payment of the senior notes will be fully and unconditionally guaranteed by CBS Operations Inc. on a senior unsecured basis. The guarantees will be unsecured senior obligations of CBS Operations Inc. and will rank equally in right of payment with all of CBS Operations Inc.’s other unsecured and unsubordinated indebtedness from time to time outstanding.

Investing in the senior notes involves risks. For additional information regarding these risks, see “Risk Factors ” on page S-5 of this prospectus supplement.

	Price to Public		Underwriting Discount		Proceeds to CBS Corporation (before expenses)
Per senior note due 20		%(1)		%		%

Total	$		$		$

(1)	Plus accrued interest, if any, from , 2019 if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the senior notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect that the senior notes will be ready for delivery only in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, against payment in New York, New York on or about                         , 2019.

Joint Book-Running Managers

BofA Merrill Lynch	Citigroup	Deutsche Bank Securities	Wells Fargo Securities

Prospectus Supplement dated February     , 2019

Prospectus Supplement

Prospectus

In this prospectus supplement, unless we indicate otherwise or the context otherwise requires, we use the terms “CBS Corporation,” “the Company,” “we,” “us” and “our” to refer to CBS Corporation and its consolidated subsidiaries. References to “CBS Operations” are references to CBS Operations Inc.

You should rely only on the information contained or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus authorized by CBS Corporation. None of CBS Corporation, CBS Operations or any of the underwriters has authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should not assume that the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since then. None of CBS Corporation, CBS Operations or any of the underwriters is making an offer to sell the senior notes in any jurisdiction where the offer or sale is not permitted.

We expect to deliver the senior notes against payment therefor in New York City on or about the expected settlement date specified on the cover page of this prospectus supplement, which will be the     th business

i

day following the date of this prospectus supplement and the pricing of the senior notes (such settlement cycle being referred to as “T+    ”). You should note that trading of the senior notes on the pricing date or the succeeding     business days may be affected by the T+     settlement. See “Underwriting.”

We provide information to you about the senior notes in two separate documents, this prospectus supplement and the accompanying prospectus. To the extent there is a conflict between the information contained in or incorporated by reference into this prospectus supplement, on the one hand, and the information contained in or incorporated by reference into the accompanying prospectus, on the other hand, the information contained in or incorporated by reference into this prospectus supplement shall control. If any statement in this prospectus supplement conflicts with any statement in a document that has been incorporated herein by reference, then you should consider only the statement in the more recent document.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” These forward-looking statements are not based on historical facts, but rather reflect our current expectations concerning future results and events. These forward-looking statements generally can be identified by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “may,” “could,” “estimate” or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others:

•	changes in the public acceptance of our content;

•	advertising market conditions generally;

•	changes in technology and its effect on competition in our markets;

•	changes in the federal communications laws and regulations;

•	increased programming costs and investments;

•	the impact of piracy on our products;

•	the impact of the consolidation in the market for our content;

•	the impact of negotiations or the loss of affiliation agreements or retransmission agreements;

•	the outcomes of investigation-related legal actions, which are inherently unpredictable, and any associated costs;

•	the uncertainties arising from leadership changes at the Company;

•	the impact of union activity, including possible strikes or work stoppages or our inability to negotiate favorable terms for contract renewals;

•	other domestic and global economic, business, competitive, technological and/or other regulatory factors affecting our businesses generally; and

•

other factors described in our filings made under the securities laws, including, among others, the factors set forth under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference herein.

There may be additional risks, uncertainties and factors that we do not currently view as material or that are not necessarily known. The forward-looking statements included in this prospectus supplement are made only as of the date of this prospectus supplement, and any forward-looking statements incorporated by reference herein are made only as of the date of the incorporated document. We expressly disclaim any obligation to update any forward-looking statement to reflect subsequent events or circumstances, except as otherwise required by applicable law or the rules and regulations promulgated by the Securities and Exchange Commission, or the “SEC.”

You should carefully review all information, including the financial statements and the notes to the financial statements, included or incorporated by reference into this prospectus supplement and the accompanying prospectus.

Further information concerning CBS Corporation and its businesses, including factors that potentially could materially affect CBS Corporation’s financial results, is included in our filings with the SEC, and holders of senior notes are encouraged to review these filings. Actual results could differ materially from expectations expressed in the forward-looking statements if one or more of the underlying assumptions and expectations proves to be inaccurate or is unrealized. CBS Corporation does not undertake responsibility for updating any of such information, whether as a result of new information, future events or otherwise, except as required by law.

SUMMARY

CBS Corporation

We are a mass media company with operations in the following segments:

•

ENTERTAINMENT: The Entertainment segment is composed of the CBS® Television Network; CBS Television Studios®; CBS Global Distribution Group™ (composed of CBS Studios International™ and CBS Television Distribution™); Network 10™; CBS Interactive®; CBS Sports Network®, our cable network focused on college athletics and other sports; CBS Films®; and our direct-to-consumer digital streaming services CBS All Access®, CBSN®, CBS Sports HQ®, ET Live™ and 10 All Access™.

•

CABLE NETWORKS: The Cable Networks segment is composed of Showtime Networks, which operates our premium subscription program services Showtime®, The Movie Channel® and Flix®, and a direct-to-consumer digital streaming subscription offering; and Smithsonian Networks™, a venture between Showtime Networks and Smithsonian Institution, which operates Smithsonian Channel™, a basic cable program service, and Smithsonian Channel Plus™, a direct-to-consumer digital streaming subscription service.

•

PUBLISHING: The Publishing segment is composed of Simon & Schuster, which publishes and distributes consumer books under imprints such as Simon & Schuster®, Pocket Books®, Scribner®, Gallery Books® and Atria Books®.

•

LOCAL MEDIA: The Local Media segment is composed of CBS Television Stations, our 29 owned broadcast television stations; and CBS Local Digital Media™, which operates local websites including content from our television stations.

We were organized under the laws of the State of Delaware in 1986. Our principal executive offices are located at 51 West 52nd Street, New York, New York 10019, our telephone number is (212) 975-4321 and our website address is www.cbscorporation.com. The information contained in or accessible through our website is not incorporated by reference into, or part of, this prospectus supplement or the accompanying prospectus.

CBS Operations Inc.

CBS Operations, the guarantor of the senior notes, was organized under the laws of the State of Delaware in 1995. CBS Operations maintains its principal executive offices at 51 West 52nd Street, New York, New York 10019 and its telephone number is (212) 975-4321. CBS Operations has 100 shares of common stock, par value $.01 per share, outstanding, all of which are held by CBS Corporation. CBS Operations owns a full power broadcast television station in Tampa, Florida and a low power broadcast television station in Indianapolis, Indiana. The direct and indirect subsidiaries of CBS Operations operate Showtime Networks, Simon & Schuster, CBS Television Studios and ten full power broadcast television stations. In addition, one of such subsidiaries holds the partnership interest in The CW™ broadcast network.

The Offering

The following is a brief summary of some of the terms of the senior notes and this offering. For a more complete description of the terms of the senior notes, see “Description of the Senior Notes” beginning on page S-7 of this prospectus supplement.

Issuer	CBS Corporation

Securities Offered	$ aggregate principal amount of % senior notes due 20

Maturity	The senior notes due 20 will mature on , 20 .

Interest	Interest on the senior notes due 20 will accrue at the rate of % per year, payable semi-annually in arrears on and of each year, beginning , 20 . Interest on the senior notes due 20 will accrue from , 2019.

Guarantee	The senior notes will be fully and unconditionally guaranteed on an unsecured senior basis by CBS Operations.

Ranking	The senior notes will be unsecured senior obligations of CBS Corporation and will rank equally in right of payment with all of CBS Corporation’s other unsecured and unsubordinated indebtedness from time to time outstanding. As of December 31, 2018, CBS Corporation had approximately $9.39 billion of long-term indebtedness outstanding, all of which ranks equally in right of payment with the senior notes. As of December 31, 2018, our direct and indirect subsidiaries, other than CBS Operations, had approximately $89 million of indebtedness outstanding. CBS Operations is a wholly owned subsidiary of CBS Corporation with no long-term indebtedness outstanding as of December 31, 2018, other than its guarantees of the senior debt of CBS Corporation, all of which is fully and unconditionally guaranteed by CBS Operations. The direct and indirect subsidiaries of CBS Operations had approximately $15 million of long-term indebtedness outstanding as of December 31, 2018.

Sinking Fund	None

Optional Redemption	We may redeem the senior notes, in whole or in part, at any time and from time to time at a redemption price equal to the principal amount of the senior notes being redeemed plus the applicable premium, if any, and accrued and unpaid interest to the redemption date. In addition, commencing on , 20 ( months prior to their maturity date), we may redeem the senior notes due 20 , in whole or in part, at any time and from time to time at a redemption price equal to 100% of the principal amount of the senior notes due 20 being redeemed plus accrued and unpaid interest to the redemption date. See “Description of the Senior Notes—Optional Redemption.”

Purchase of Senior Notes upon a Change of Control Repurchase Event	Upon the occurrence of both a change of control of CBS Corporation and a downgrade of the senior notes below an investment grade rating by all of Moody’s Investors Service Inc., Standard & Poor’s Ratings Services and Fitch Ratings, Ltd. within a specified period, we will be required to make an offer to repurchase all or any part of each holder’s senior notes at a price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. See “Description of the Senior Notes— Purchase of Senior Notes upon a Change of Control Repurchase Event.”

Certain Covenants	We will issue the senior notes under a senior indenture that, among other things, limits our ability to:

•	consolidate, merge or sell all or substantially all of our assets;

•	create liens; and

•	enter into sale and leaseback transactions.

All of these limitations will be subject to a number of important qualifications and exceptions. See “Description of the Debt Securities” in the accompanying prospectus.

Form and Settlement	Each series of senior notes will be issued in the form of one or more fully registered global notes which will be deposited with, or on behalf of, The Depository Trust Company, or “DTC,” as the depositary, and registered in the name of Cede & Co., DTC’s nominee. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global notes through either DTC (in the United States) or Clearstream Luxembourg or Euroclear (outside of the United States), if they are participants in these systems, or indirectly through organizations which are participants in these systems. Cross-market transfers between persons holding directly or indirectly through DTC participants, on the one hand, and directly or indirectly through Clearstream Luxembourg or Euroclear participants, on the other hand, will be effected in accordance with DTC rules on behalf of the relevant international clearing system by its U.S. depositary.

Markets	The senior notes are offered for sale in those jurisdictions in the United States, Canada, Europe and Asia where it is legal to make such offers. See “Underwriting” for additional information regarding offers outside the United States.

Use of Proceeds	We intend to use the net proceeds from this offering, after deducting the underwriting discount and expenses related to this offering, for general corporate purposes, which may include, among other purposes, redemption of some or all of our 2.300% senior notes due August 15, 2019, of which an aggregate principal amount of $600 million was outstanding as of February 15, 2019. See “Use of Proceeds” for additional information regarding potential uses of the net offering proceeds.

Governing Law	The senior notes and the guarantees and the senior indenture under which they will be issued will be governed by the laws of the State of New York.

Risk Factors	See “Risk Factors” on page S-5 of this prospectus supplement for additional information regarding factors you should consider carefully before deciding whether to invest in the senior notes.

RISK FACTORS

Investing in the senior notes involves risks. You should carefully consider the risks described in the “Risk Factors” sections beginning on page I-16 of our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, before making a decision to invest in the senior notes. See “Where You Can Find Additional Information” in this prospectus supplement for information about how you can obtain copies of incorporated information.

USE OF PROCEEDS

Our net proceeds from this offering are estimated to be approximately $                , after deducting the underwriting discount and our estimated offering expenses. We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other purposes, redemption of some or all of our 2.300% senior notes due August 15, 2019, of which an aggregate principal amount of $600 million was outstanding as of February 15, 2019.

DESCRIPTION OF THE SENIOR NOTES

In this section, the terms “the Company,” “we,” “us” and “our” refer solely to CBS Corporation and not its subsidiaries.

Although the senior notes due 20     and any other series of notes that may be offered in this offering are referred to as “senior notes,” each will be issued as a separate series from one another. Accordingly, for purposes of this Description of the Senior Notes, references to the “senior notes” shall be deemed to refer to each series of senior notes separately, and not to the senior notes due 20     and any other series of notes on a combined basis unless otherwise stated.

The following statements about the senior notes are summaries and are subject to, and qualified in their entirety by reference to, the accompanying prospectus and the “senior indenture” referred to in the accompanying prospectus. See “Description of the Debt Securities” in the accompanying prospectus for additional information concerning the senior notes and the senior indenture. The following statements, therefore, do not contain all of the information that may be important to you. Not all the defined terms used in this prospectus supplement are defined herein, and you should refer to the accompanying prospectus or the senior indenture for the definitions of such terms. The provisions of the senior indenture and the form of note set forth the terms of the senior notes in greater detail than this prospectus supplement or the accompanying prospectus. If the statements in this prospectus supplement or the prospectus conflict with the provisions of the senior indenture and the form of note, the provisions of the senior indenture and such form of note control. A copy of the senior indenture and a copy of the first supplemental indenture to the senior indenture have been filed with the SEC as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Copies of the forms of the senior notes offered hereby will be filed with the SEC in connection with the closing of this offering.

General

The senior notes:

•	are registered under the Securities Act;

•	will be unsecured obligations of CBS Corporation;

•	will rank equally in right of payment with all other unsecured and unsubordinated indebtedness of CBS Corporation from time to time outstanding;

•

will be fully and unconditionally guaranteed by CBS Operations, which guarantee will rank equally in right of payment with all other unsecured and unsubordinated indebtedness of CBS Operations from time to time outstanding; and

•	will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

The senior notes due 20     offered by this prospectus supplement initially will be limited to $                 aggregate principal amount, which aggregate principal amount may, without the consent of holders, be increased in the future on the same terms as to status, CUSIP number or otherwise as the senior notes due 20     being offered hereby (see “—Further Issues” below).

Each senior note due 20     will bear interest at a rate of     % per year. Interest will be payable semi-annually in arrears on the senior notes on                 and                 of each year, beginning                 , 20    , and will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the senior notes will accrue from and including                 , 2019 and will be paid to holders of record on the                 and                 immediately before the respective interest payment date.

The senior notes due 20     will mature on                 , 20    . On the maturity date of the senior notes, the holders will be entitled to receive 100% of the principal amount of the senior notes. The senior notes do not provide for a sinking fund.

If any maturity date, redemption date or interest payment date falls on a Saturday, Sunday or day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close, then payment of principal and interest, if any, may be made on the next succeeding business day and no interest will accrue because of such delayed payment.

As of December 31, 2018, CBS Corporation had approximately $9.39 billion of long-term indebtedness outstanding, all of which ranks equally in right of payment with the senior notes. As of December 31, 2018, our direct and indirect subsidiaries, other than CBS Operations, had approximately $89 million of indebtedness outstanding. CBS Operations is a wholly owned subsidiary of CBS Corporation with no long-term indebtedness outstanding as of December 31, 2018, other than its guarantees of the senior debt of CBS Corporation, all of which is fully and unconditionally guaranteed by CBS Operations. The direct and indirect subsidiaries of CBS Operations had approximately $15 million of long-term indebtedness outstanding as of December 31, 2018.

The senior notes are subject in all cases to tax, fiscal and other law and regulations (and any administrative or judicial interpretation applicable thereto). We are not required to make any payment to a holder with respect to any tax, assessment or other governmental charge imposed (by withholding or otherwise) by any government or a political subdivision or taxing authority thereof or therein due and owing with respect to the senior notes. See “U.S. Federal Income Taxation” for additional information about the material federal income tax consequences of the purchase, ownership and disposition of senior notes.

Further Issues

We may from time to time, without notice to or the consent of the holders of the senior notes, create and issue further senior notes ranking equally and ratably in all respects with the senior notes, or in all respects except for the issue date, price to the public and payment of interest accruing prior to the issue date or except, in some circumstances, for the first payment of interest following the issue date of those further senior notes. Any such further senior notes will be consolidated with and form a single series with the senior notes currently being offered and will have the same terms as to status, CUSIP number or otherwise as the senior notes, provided that any such further senior notes that are not fungible for U.S. federal income tax purposes with the senior notes currently being offered will be issued with a different CUSIP number. Any such further senior notes will be issued pursuant to a resolution of our board of directors (or a committee designated by the board), pursuant to a supplement to the senior indenture or under an officer’s certificate pursuant to the senior indenture.

Optional Redemption

Commencing on                 , 20     (     months prior to their maturity date) (the “20     par call date”), we may redeem the senior notes due 20    , at our option in whole or in part, at any time and from time to time at 100% of the principal amount of the senior notes due 20     being redeemed plus accrued and unpaid interest to the redemption date.

Prior to the 20     par call date, the senior notes due 20     will be redeemable, at our option in whole or in part, at any time and from time to time, at a “make-whole premium” redemption price calculated by us equal to the greater of:

(a)	100% of the principal amount of the senior notes of the series to be redeemed; and

(b)

the sum of the present values of the remaining scheduled payments of principal and interest, assuming that such series of notes matured on the applicable par call date (not including any portion of such payments of interest accrued to the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus            basis points;

plus, in each case, accrued and unpaid interest to the redemption date. Notwithstanding the foregoing, installments of interest on senior notes that are due and payable on interest payment dates falling on or prior to a redemption date for such senior notes will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to such senior notes and the senior indenture.

For purposes of the optional redemption provisions of the senior notes, the following terms have the meanings indicated below:

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term, or the “Remaining Life,” of the senior notes to be redeemed (assuming for this purpose that such series of senior notes matured on the applicable par call date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the Remaining Life of such senior notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Independent Investment Banker” means a Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means a primary U.S. Government securities dealer in the United States selected by us.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to a series of senior notes, on a redemption date, the rate per annum equal to:

•

the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight-line basis rounding to the nearest month; or

•

if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

The Treasury Rate will be calculated at 5:00 p.m. (New York City time) on the third business day preceding the redemption date by the Reference Treasury Dealer.

Notice of any redemption will be distributed at least 15 days but not more than 45 days before the redemption date to each holder of the senior notes to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the senior notes called for redemption. If fewer than all of the senior notes are to be redeemed, the senior notes to be redeemed shall be selected by the trustee by lot or by another method the trustee deems to be fair and appropriate and in accordance with applicable depositary procedures. No senior notes of a principal amount of $2,000 or less will be redeemed in part. In addition, at any time we may repurchase senior notes in the open market and may hold or surrender such senior notes to the trustee for cancellation.

Purchase of Senior Notes upon a Change of Control Repurchase Event

Upon the occurrence of a Change of Control Repurchase Event (as defined below) in respect of the senior notes, unless we have exercised our right to redeem the senior notes as described under “—Optional Redemption” above, we will be required to make an offer to each holder of the senior notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s senior notes pursuant to the offer described below, or the “Change of Control Offer,” at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, or the “Change of Control Price.” Within 30 days following any Change of Control Repurchase Event in respect of the senior notes or, at our option, prior to any Change of Control (as defined below), but after the public announcement of the Change of Control, we will mail a notice to each holder describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the senior notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the senior notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the senior notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the senior notes by reason of such conflict.

On the Change of Control Repurchase Event payment date, we will, to the extent lawful:

(1)	accept for payment all senior notes or portions thereof properly tendered and not withdrawn pursuant to our offer;

(2)	deposit with the paying agent an amount sufficient to pay the aggregate purchase price in respect of all senior notes or portions thereof properly tendered and accepted; and

(3)	deliver or cause to be delivered to the trustee the senior notes properly accepted, together with an officer’s certificate stating the aggregate principal amount of senior notes being purchased by us.

The paying agent will promptly pay, from funds deposited by us for such purpose, to each holder of senior notes properly tendered the purchase price for the senior notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new senior note equal in principal amount to any unpurchased portion of any senior notes surrendered.

We will not be required to make an offer to repurchase the senior notes upon a Change of Control Repurchase Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all senior notes properly tendered and not withdrawn under its offer.

An “Affiliate” of CBS Corporation means any Person directly or indirectly controlling, controlled by or under direct or indirect common control with CBS Corporation, or directly or indirectly controlled by a Redstone Family Member.

“Below Investment Grade Rating Event,” with respect to the senior notes, means that such senior notes become rated below Investment Grade by all of the Rating Agencies on any date from the date of the public notice of an arrangement that results in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of such senior notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following:

(1)

the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our properties or assets and those of our subsidiaries, taken as a whole, to any “person” (individually and as that term is used in Section 13(d)(3) and Section 14(d)(2) of the Exchange Act), other than us or one of our Affiliates;

(2)	the first day on which a majority of the members of our board of directors are not Continuing Directors;

(3)

the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” (individually and as that term is used in Section 13(d)(3) and Section 14(d)(2) of the Exchange Act), other than us, one of our subsidiaries or Redstone Family Members, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our Voting Stock, and following such transaction or transactions, Redstone Family Members beneficially own less than 50% of our Voting Stock, in each case, measured by voting power rather than number of shares; or

(4)

the consummation of a so-called “going private/Rule 13e-3 Transaction” that results in any of the effects described in paragraph (a)(3)(ii) of Rule 13e-3 under the Exchange Act (or any successor provision) with respect to each class of our common stock, following which Redstone Family Members beneficially own, directly or indirectly, more than 50% of our Voting Stock, measured by voting power rather than number of shares.

“Change of Control Repurchase Event” in respect of the senior notes means the occurrence of both a Change of Control and a Below Investment Grade Rating Event in respect of the senior notes.

“Continuing Directors” means, as of any date of determination, any member of our board of directors who:

(1)	was a member of such board of directors on the first date that any of the senior notes were issued; or

(2)

was nominated for election or elected to our board of directors (i) with the approval of Redstone Family Members representing not less than 50% of our Voting Stock, measured by voting power rather than number of shares, or (ii) with the approval of a majority of the Continuing Directors who were members of our board at the time of such nomination or election.

“Fitch” means Fitch Ratings, Ltd. and its successors.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s), BBB– or better by S&P (or its equivalent under any successor rating categories of S&P) or BBB– or better by Fitch (or its equivalent under any successor rating categories of Fitch) (or, in each case, if such Rating Agency ceases to rate the senior notes, for reasons outside of our control, the equivalent investment grade credit rating from any Rating Agency selected by us as a replacement Rating Agency).

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agency” means:

(1)	each of Moody’s, S&P and Fitch; and

(2)

if any of Moody’s, S&P or Fitch ceases to rate the senior notes or fails to make a rating of the senior notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by us as a replacement agency for any or all of Moody’s, S&P or Fitch, as the case may be.

“Redstone Family Members” includes only the following persons: (i) Mr. Sumner Redstone; (ii) the estate of Mr. Redstone; (iii) each descendant of Mr. Redstone or spouse or former spouse of Mr. Redstone and their respective estates, guardians, conservators or committees; (iv) any spouse or former spouse of Mr. Redstone; (v) each Family Controlled Entity (as defined below); and (vi) the trustees, in their respective capacities as such, of each Family Controlled Trust (as defined below). The term “Family Controlled Entity” means: (i) any not-for-profit corporation if more than 50% of its board of directors is composed of Redstone Family Members; (ii) any other corporation if more than 50% of the value of its outstanding equity is owned by Redstone Family Members; (iii) any partnership if more than 50% of the value of its partnership interests is owned by Redstone Family Members; and (iv) any limited liability or similar company if more than 50% of the value of the company is owned by Redstone Family Members. The term “Family Controlled Trust” includes certain trusts existing on February                 , 2019 and any other trusts the primary beneficiaries of which are Redstone Family Members, spouses of Redstone Family Members and/or charitable organizations, provided that if the trust is a wholly charitable trust, more than 50% of the trustees of such trust consist of Redstone Family Members.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Voting Stock” means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

Holders will not be entitled to require us to purchase their senior notes in the event of a takeover, recapitalization, leveraged buyout, private equity investment or similar transaction that is not a Change of Control. In addition, holders may not be entitled to require us to purchase their senior notes in certain circumstances involving a significant change in the composition of our board of directors, including in connection with a proxy contest where our board of directors does not approve a dissident slate of directors but approves them as Continuing Directors.

Trustee and Transfer and Paying Agent

Deutsche Bank Trust Company Americas, acting through its principal corporate trust office at 60 Wall Street, 16th Floor, New York, New York 10005, is the trustee for the senior notes and is the transfer and paying agent for the senior notes. Principal and interest will be payable, and the senior notes will be transferable, at the office of the paying agent. We may, however, pay interest by check mailed to registered holders of the senior notes. At the maturity of the senior notes, the principal, together with accrued interest thereon, will be payable in immediately available funds upon surrender of such senior notes at the office of the trustee.

Events of Default

See “Description of the Debt Securities—Defaults and Remedies” in the accompanying prospectus. We and the guarantor are each required to deliver to the trustee on an annual basis an officer’s certificate certifying to such officer’s knowledge our compliance with the terms of the senior indenture or else specifying any default. In addition, we and the guarantor are each required to deliver to the trustee, as promptly as practicable upon becoming aware of any default or event of default, an officer’s certificate specifying such default or event of default and the action we propose to take with respect thereto.

Application of Defeasance Provisions

The accompanying prospectus contains a section entitled “Description of the Debt Securities—Defeasance and Covenant Defeasance.” That section describes provisions for the full defeasance and covenant defeasance of securities issued under the senior indenture. Those provisions will apply to the senior notes.

To effect full defeasance or covenant defeasance of the senior notes, we would be required to deliver to the trustee an opinion of counsel to the effect that the holders of the senior notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the senior indenture.

Form and Title

The senior notes will be issued in the form of one or more fully registered global notes which will be deposited with, or on behalf of, DTC, as the depositary, and registered in the name of Cede & Co., DTC’s nominee. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global notes through either DTC (in the United States), Clearstream Banking, société anonyme, which we refer to as “Clearstream Luxembourg,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System (outside of the United States), if they are participants in these systems, or indirectly through organizations which are participants in these systems. Clearstream Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold these interests in customers’ securities accounts in the names of their respective U.S. depositaries on the books of DTC. Except under circumstances described below, our notes will not be issuable in definitive form. The laws of some states require that certain purchasers of securities take physical delivery of their securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in the global notes.

So long as the depositary or its nominee is the registered owner of the global notes, the depositary or its nominee will be considered the sole owner or holder of our notes represented by the global notes for all purposes under the senior indenture. Except as provided in the senior indenture, owners of beneficial interests in the global notes will not be entitled to have notes represented by the global notes registered in their names, will not receive or be entitled to receive physical delivery of notes in definitive form and will not be considered the owners or holders thereof under the senior indenture.

Principal and interest payments on notes registered in the name of the depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global notes. None of us, the trustee, any paying agent or registrar for our senior notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global notes or for maintaining, supervising or reviewing any records relating to these beneficial interests.

We expect that the depositary for our senior notes or its nominee, upon receipt of any payment of principal or interest, will credit the participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global notes as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interest in the global notes held through these participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of these participants.

Clearing Systems

DTC. The depositary has advised us as follows: The depositary is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The depositary’s participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the depositary. Access to the depositary’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

According to the depositary, the foregoing information with respect to the depositary has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream Luxembourg. Clearstream Luxembourg has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg participants through electronic book-entry changes in accounts of Clearstream Luxembourg participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to Clearstream Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg participant, either directly or indirectly.

Distributions with respect to the senior notes held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Luxembourg participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream Luxembourg.

Euroclear. Euroclear has advised that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and eliminating any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear System is owned by Euroclear Clearance System Public Limited Company (ECSplc) and operated through a license agreement by

Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium, which we refer to as the “Euroclear Operator.”

The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries.

The Euroclear Operator provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services.

Non-participants of Euroclear may hold and transfer book-entry interests in the securities through accounts with a direct participant of Euroclear or any other securities intermediary that holds a book-entry interest in the securities through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the “Terms and Conditions Governing Use of Euroclear” and the related operating procedures of the Euroclear System, and applicable Belgian law, which are collectively referred to as the “terms and conditions.” The terms and conditions govern transfers of notes and cash within Euroclear, withdrawals of notes and cash from Euroclear, and receipts of payments with respect to notes in Euroclear. All notes in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to the senior notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

Initial settlement for the senior notes will be made in same-day U.S. dollar funds.

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules. Secondary market trading between Clearstream Luxembourg participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds.

Cross-market transfers between persons holding directly or indirectly through DTC participants, on the one hand, and directly or indirectly through Clearstream Luxembourg or Euroclear participants, on the other hand, will be effected in DTC in accordance with DTC rules on behalf of the relevant international clearing system by its U.S. depositary. However, cross-market transactions will require delivery of instructions to the relevant international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant international clearing system will, if a transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC. Clearstream Luxembourg participants and Euroclear participants may not deliver instructions directly to the respective U.S. depositary.

Because of time-zone differences, credits of senior notes received in Clearstream Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in the senior notes settled during the processing will be reported to the relevant Clearstream Luxembourg or Euroclear participants on that business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of senior notes by or through a Clearstream Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Although it is expected that DTC, Clearstream Luxembourg and Euroclear will follow the foregoing procedures in order to facilitate transfers of senior notes among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue such procedures and such procedures may be changed or discontinued at any time.

U.S. FEDERAL INCOME TAXATION

This summary describes the material U.S. federal income tax consequences of the purchase, ownership and disposition of senior notes, subject to the limitations stated below. This summary is based on the Internal Revenue Code of 1986, as amended, or the “Code,” Treasury Regulations (including proposed Regulations and temporary Regulations) promulgated thereunder, rulings, official pronouncements and judicial decisions, all as in effect on the date of this prospectus supplement and all of which are subject to change, possibly with retroactive effect, or to different interpretations.

This summary provides general information only and does not address all of the U.S. federal income tax consequences that may be applicable to a holder of senior notes. It does not address all of the tax consequences that may be relevant to certain types of holders subject to special treatment under the U.S. federal income tax law, such as individual retirement and other tax-deferred accounts, dealers in securities or currencies, financial institutions, insurance companies, tax-exempt organizations, persons that are members of “expanded groups” within the meaning of Treasury Regulation 1.385-1 of which CBS Corporation is also a member, persons holding senior notes as a hedge, as a position in a straddle for tax purposes, or as part of a “synthetic security” or other integrated investment comprised of senior notes and one or more other investments, U.S. holders (as defined below) whose functional currency is other than the U.S. dollar, or certain U.S. expatriates. This summary is limited to initial purchasers who purchase senior notes at the initial offering price and who hold senior notes as a capital asset within the meaning of Section 1221 of the Code. Moreover, the effect of any alternative minimum tax, the Medicare tax on investment income, applicable state, local or foreign tax laws or U.S. federal tax laws other than income taxation is not discussed. No ruling has been or will be obtained from the Internal Revenue Service, or the “IRS,” regarding the U.S. federal income tax treatment of the senior notes, and no assurances can be given that the IRS will not disagree with portions of this summary. Persons considering the purchase of senior notes should consult their own tax advisors concerning the application of the U.S. federal income tax law to their particular situations, as well as any tax consequences arising under the law of any state, local or foreign tax jurisdiction.

For purposes of the following discussion, the term “U.S. holder” means:

(1)	a beneficial owner of senior notes who is an individual who is a citizen or resident of the United States;

(2)	an estate subject to U.S. federal income taxation without regard to the source of its income;

(3)

a corporation or other business entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

(4)

a trust if (a) such trust was in existence on August 20, 1996, was treated as a U.S. person prior to such date and has a valid election in effect to continue to be treated as a U.S. person, as defined in the Code, or (b) both (i) a court within the United States is able to exercise primary supervision over the administration of the trust, and (ii) one or more U.S. persons have the authority to control all substantial decisions of the trust.

The term “non-U.S. holder” means a beneficial owner of senior notes, other than a partnership or other entity treated as a partnership for U.S. federal income tax purposes, who is not a U.S. holder.

If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of senior notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder of senior notes that is a partnership and partners in such partnership should consult their tax advisors.

U.S. holders that use an accrual method of accounting for tax purposes, or “accrual method holders,” and maintain certain types of financial statements generally are required to include certain amounts in income no later than the time such amounts are reflected on their financial statements, referred to as the “book/tax conformity rule.” The application of the book/tax conformity rule may require the accrual of income earlier than would be the case under the general tax rules described below, although it is not clear to what types of income the book/tax conformity rule applies. Accrual method holders should consult with their tax advisors regarding the potential applicability of the book/tax conformity rule to their particular situation.

Contingent Payments

In certain circumstances (see “Description of the Senior Notes—Purchase of Senior Notes upon a Change of Control Repurchase Event”), we may be obligated to pay amounts on the senior notes that are in excess of stated interest on or principal of the senior notes. We intend to take the position that the likelihood that we will be required to make such payments is remote or incidental as of the issue date of the senior notes and therefore that these provisions do not cause the senior notes to be treated as “contingent payment debt instruments” within the meaning of the applicable Treasury Regulations. However, additional income will be recognized by a holder of senior notes if any such additional payment is made. Our position that the contingencies described above are remote or incidental is binding on a holder, unless the holder discloses in the proper manner to the IRS that it is taking a different position. If the IRS successfully challenged our position, then the senior notes could be treated as contingent payment debt instruments, in which case holders could be required to accrue interest income at a rate higher than the stated interest rate on the senior notes and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, retirement or redemption of a senior note. The remainder of this discussion assumes that the senior notes will not be treated as contingent payment debt instruments.

U.S. Holders

Interest on Senior Notes. Stated interest on the senior notes will be taxable to a U.S. holder as ordinary interest income at the time it is accrued or received in accordance with the U.S. holder’s method of tax accounting.

This discussion assumes that the senior notes will be issued with less than a de minimis amount of original issue discount. If, however, the principal amount of the senior notes of any series exceeds their issue price by at least a de minimis amount, as determined under applicable Treasury Regulations, a U.S. holder will be required to include such excess of principal amount over issue price in income as original issue discount, as it accrues, in accordance with a constant-yield method based on a compounding of interest, before the receipt of cash payments attributable to this income.

Sale, Exchange or Retirement of Senior Notes. Upon the sale, exchange or retirement of senior notes, a U.S. holder generally will recognize gain or loss equal to the difference between the amount of cash and the fair market value of other property received on the sale, exchange or retirement (except to the extent such amount is attributable to accrued but unpaid interest, which will be subject to tax as ordinary income to the extent not previously included in income) and the holder’s tax basis in the senior notes, which will, in general, be the price paid for the senior notes by the U.S. holder.

Gain or loss so recognized will be capital gain or loss and will be long-term capital gain or loss, if, at the time of the sale, exchange or retirement, the senior notes were held by the U.S. holder for more than one year. Under current law, long-term capital gains of non-corporate taxpayers are, under certain circumstances, taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

Subject to the discussion of backup withholding and FATCA below, payments of interest by us or our agent (in its capacity as such) to any non-U.S. holder will generally not be subject to U.S. federal withholding tax, provided that:

(1)	such holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

(2)	such holder is not a controlled foreign corporation for U.S. federal income tax purposes that is related to us through stock ownership;

(3)	such holder is not a bank receiving interest described in Code Section 881(c)(3)(A); and

(4)	neither we nor our agent has actual knowledge or reason to know that such holder is a U.S. person, and either

(a)

such holder properly certifies to us or our agent, under penalties of perjury, that such holder is not a U.S. person and provides its name and address (which certification can be made on IRS Form W-8BEN or W-8BEN-E, as applicable, or a suitable substitute or any successor form); or

(b)

a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business, or a “financial institution,” properly certifies to us or our agent, under penalties of perjury (which certification can be made on IRS Form W-8IMY or a suitable substitute or any successor form), that the certification described in clause (4)(a) above has been received from the beneficial owner by it or by another financial institution acting for the beneficial owner and delivers to us or our agent a copy of the certification described in clause (4)(a) above.

Alternatively, these certification requirements will not apply if the non-U.S. holder holds the senior notes through a “qualified intermediary” (which is a non-U.S. office of a bank, securities dealer or similar intermediary that has signed an agreement with the IRS concerning withholding tax procedures), the qualified intermediary has sufficient information in its files to indicate that the holder is a non-U.S. holder and the intermediary complies with IRS requirements. Special rules may apply with respect to senior notes held by a foreign partnership.

Prospective investors, including foreign partnerships and their partners and holders who hold their senior notes through a qualified intermediary, should consult their tax advisors regarding possible reporting requirements.

If a non-U.S. holder cannot satisfy the requirements of the “portfolio interest” exemption described above, payments of interest made to such holder generally will be subject to a 30% withholding tax (or such lower rate as may be provided by an applicable income tax treaty between the United States and a foreign country) unless another exemption applies and such holder complies with the relevant certification requirements. Any prospective investor who could not satisfy the portfolio interest exemption requirements described above should consult its tax advisors prior to making an investment in the senior notes.

If a non-U.S. holder is engaged in a trade or business in the United States and interest on the senior notes is effectively connected with the conduct of such trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), such holder, although exempt from U.S. federal withholding tax (by reason of the delivery of a properly completed IRS Form W-8ECI or suitable substitute or any successor form), will be subject to U.S. federal income tax on such interest in the same manner as if it were a U.S. person. In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of its effectively connected earnings and profits, as defined in the Code, for the taxable year, subject to adjustments.

Subject to the discussion of backup withholding and FATCA below, any gain realized by a non-U.S. holder upon the sale, exchange or retirement of senior notes will not be subject to U.S. federal income or withholding taxes unless:

(1)	such gain is effectively connected with a U.S. trade or business of the holder (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment);

(2)	in the case of an individual, such holder is present in the United States for 183 days or more in the taxable year of the sale, exchange or retirement and certain other conditions are met; or

(3)	such gain represents accrued interest, in which case the rules for interest would apply.

A non-U.S. holder described in clause (1) above generally will be subject to tax with respect to such gain in the same manner as a U.S. holder. In some circumstances, a non-U.S. holder which is a corporation will be subject to an additional “branch profits tax” at a 30% rate or, if applicable, a lower treaty rate on such income.

If a non-U.S. holder is an individual described in clause (2) above, such holder will be subject to a flat 30% tax on the gain derived from the sale or exchange, which may be offset by U.S. source capital losses, even though such holder is not considered a resident of the United States. Amounts attributable to accrued but unpaid stated interest realized on the sale or exchange of a senior note will be subject to the rules applicable to interest described above.

To claim the benefit of a treaty, the non-U.S. holder must provide a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or a suitable substitute form or any successor form), claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty. In some circumstances, in lieu of providing an IRS Form W-8BEN or W-8BEN-E, as applicable (or any successor form), the non-U.S. holder may provide certain documentary evidence issued by foreign governmental authorities to prove residence in a foreign country in order to claim treaty benefits.

Backup Withholding and Information Reporting

Backup withholding and information reporting requirements may apply to certain payments of principal, premium, if any, and interest on senior notes and to certain payments of proceeds of the sale or retirement of senior notes. We, our paying agent or certain other parties, as the case may be, will be required to withhold tax from any payment that is subject to backup withholding at a current rate of 24% of such payment if the holder fails to furnish its taxpayer identification number (social security number or employer identification number), to certify that such holder is not subject to backup withholding, or to otherwise comply with the applicable requirements of the backup withholding rules. Certain holders are not subject to the backup withholding and information reporting requirements.

Backup withholding and information reporting generally will not apply to payments made by us or our agent (in its capacity as such) to a holder of senior notes who has provided the required certification under penalties of perjury that such holder is not a U.S. person as set forth in clause (4) of the first sentence under “—Non-U.S. Holders” or has otherwise established an exemption (provided that neither we nor such agent has actual knowledge or reason to know that the holder is a U.S. person or that the conditions of any other exemption are not in fact satisfied). However, we and other payors may be required to report payments of interest on your senior notes on IRS Form 1042-S even if the payments are not otherwise subject to information reporting requirements. Copies of these information returns also may be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides.

The payment of the proceeds from the disposition of senior notes to or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-U.S. status under penalties of perjury in the manner described above or otherwise establishes an exemption, and the broker does not have actual knowledge or reason to know that the non-U.S. holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied.

The payment of the proceeds from the disposition of a senior note to or through a non-U.S. office of a non-U.S. broker that is not a “U.S. related person” generally will not be subject to information reporting or backup withholding. For this purpose, a “U.S. related person” is:

(1)	a controlled foreign corporation for U.S. federal income tax purposes;

(2)

a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment, or for such part of the period in which the broker has been in existence, is derived from activities that are effectively connected with the conduct of a U.S. trade or business; or

(3)	a foreign partnership that is either engaged in the conduct of a trade or business in the United States or of which more than 50% of its income or capital interests is held by U.S. persons.

In the case of the payment of proceeds from the disposition of senior notes to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the payment may be subject to information reporting unless the broker has documentary evidence in its files that the owner is a non-U.S. holder and the broker has no knowledge or reason to know to the contrary. Backup withholding will not apply to payments made through foreign offices of a broker that is a U.S. person or a U.S. related person (absent actual knowledge that the payee is a U.S. person).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a holder may be claimed as a credit against such holder’s U.S. federal income tax liability and, if withholding results in an overpayment of tax, the holder may be entitled to a refund, provided the required information is timely furnished to the IRS. Holders should consult their own tax advisors regarding the filing of a U.S. tax return and the claiming of a credit or refund of such backup withholding taxes.

Foreign Account Tax Compliance Act (FATCA)

A 30% U.S. federal withholding tax may apply to interest income paid on senior notes to (1) a “foreign financial institution” (as specifically defined in the Code), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its “United States account” holders (as specifically defined in the Code) and meets certain other specified requirements, or (2) a non-financial foreign entity, whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and certain other specified requirements are met. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. If an interest payment is subject both to withholding under FATCA and to the withholding tax discussed above under “—Non-U.S. Holders,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Holders should consult their own tax advisors regarding these rules and whether they might be relevant to their ownership and disposition of senior notes.

UNDERWRITING

We and the underwriters for the offering named below have entered into an underwriting agreement with respect to the senior notes. Subject to certain conditions, each underwriter has severally and not jointly agreed to purchase the principal amount of the senior notes indicated in the following table. Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC are the representatives of the underwriters.

Underwriters	Principal Amount of % Senior Notes due 20
Citigroup Global Markets Inc.	$
Deutsche Bank Securities Inc.	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$
Wells Fargo Securities, LLC	$

Total	$

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the senior notes sold under the underwriting agreement if any of the senior notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The underwriters are offering the senior notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the senior notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

An underwriting discount of     % per senior note due 20     will be paid by CBS Corporation.

Senior notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any senior notes sold by the underwriters to securities dealers may be sold at the public offering price less a concession not in excess of     % of the principal amount of the senior notes due 20    . The underwriters may allow, and such securities dealers may reallow, a discount from the public offering price of up to     % of the principal amount of the senior notes due 20    . If all of the senior notes are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms.

New Issue of Senior Notes

Each issue of senior notes is a new issue of securities with no established trading market. The senior notes will not be listed on any securities exchange or on any automated dealer quotation system. The senior notes are expected to trade “flat.” This means that purchasers will not pay, and sellers will not receive, any accrued and unpaid interest on the senior notes that is not included in the trading price.

Currently there is no public market for the senior notes. We have been advised by the underwriters that they presently intend to make a market in the senior notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot ensure the liquidity of the trading market for the senior notes or that an active public market for the senior notes will develop. If an active public trading market for the senior notes does not develop, the market price and liquidity of the senior notes may be adversely affected.

Price Stabilization and Short Positions

In connection with the offering, the underwriters may purchase and sell senior notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of senior notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the senior notes while the offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased senior notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the senior notes. As a result, the price of the senior notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time without notice. These transactions may be effected in the over-the-counter market or otherwise.

In connection with the offering of the senior notes, the underwriters (or persons acting on their behalf) may over-allot senior notes or effect transactions with a view to supporting the market price of the senior notes during the stabilization period at a level higher than that which might otherwise prevail. However, stabilization action may not necessarily occur. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the relevant senior notes is made and, if begun, may be ended at any time, but it must end no later than 30 days after the date on which we received the proceeds of the issue, or no later than 60 days after the date of allotment of the relevant senior notes, whichever is earlier. Any stabilization action or over-allotment must be conducted by the underwriters (or persons acting on their behalf) in accordance with all applicable laws and rules, and will be undertaken at the offices of the underwriters (or persons acting on their behalf) and on the over-the-counter market.

Selling Restrictions

General

The senior notes are being offered for sale in the United States and in jurisdictions outside the United States, subject to applicable law.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of senior notes in certain jurisdictions may be restricted by law and therefore persons into whose possession this prospectus supplement and the accompanying prospectus come should inform themselves about and observe any restrictions, including those set out in the paragraphs that follow. Any failure to comply with these restrictions may constitute a violation of the securities laws of any such jurisdiction.

This prospectus supplement and the accompanying prospectus do not constitute an offer to purchase or subscribe for any of the senior notes to any person in any jurisdiction to whom it is unlawful to make such offer or solicitation in such jurisdiction. No persons receiving a copy of this prospectus supplement and the accompanying prospectus in any such jurisdiction may treat this prospectus supplement and the accompanying prospectus as constituting an offer, invitation or solicitation to them to purchase or subscribe for senior notes in the relevant jurisdiction.

Each of the underwriters has agreed that it will not offer, sell or deliver any of the senior notes, directly or indirectly, or distribute this prospectus supplement or the accompanying prospectus or any other offering material relating to the senior notes, in or from any jurisdiction except under circumstances that will to the best knowledge and belief of such underwriter result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on us except as set forth in the underwriting agreement.

Canada

The senior notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the senior notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The senior notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”), (ii) a customer within the meaning of Directive EU 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II, or (iii) a person who is not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the senior notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the senior notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of senior notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of senior notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Directive.

United Kingdom

Without prejudice to the foregoing paragraphs under the heading “European Economic Area,” this prospectus supplement and the accompanying prospectus are being distributed only to and directed only at (1) persons outside the United Kingdom, (2) persons with professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended) (the “Financial Promotion Order”), (3) persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order and (4) persons to whom an invitation or inducement to engage in investment activity (within the meaning of

Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) in connection with the issue or sale of any senior notes may otherwise lawfully be communicated or caused to be communicated (all such persons in (1) to (4) above collectively being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus are only available to relevant persons in the United Kingdom in circumstances where Section 21(1) of the FSMA does not apply to us. This prospectus supplement and the accompanying prospectus are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to relevant persons and will be engaged in only with relevant persons. Each person in the United Kingdom who receives any communication in respect of, or who acquires any senior notes under, the offer to the public contemplated in this prospectus supplement will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and us that it is a relevant person. We and each underwriter and others will rely upon the truth and accuracy of the foregoing representation, warranty, acknowledgement and agreement.

This prospectus supplement and the accompanying prospectus do not constitute a prospectus prepared in accordance with Section 85 of the FSMA and have not been approved by the Financial Conduct Authority or London Stock Exchange plc.

Each underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the senior notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the senior notes in, from or otherwise involving the United Kingdom.

Hong Kong

The senior notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the senior notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to senior notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The senior notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any senior notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented, warranted and agreed that it has not offered or sold any senior notes or caused the senior notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any senior notes or cause the senior notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the senior notes whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the senior notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the senior notes pursuant to an offer made under Section 275 of the SFA except:

(1)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law; or

(4)	as specified in Section 276(7) of the SFA.

Singapore Securities and Futures Act Product Classification

Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA), that the senior notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the senior notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the senior notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the senior notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Expenses and Indemnification

We estimate that our share of the total expenses of the offering, excluding the underwriting discount, will be approximately $900,000.

We have agreed to indemnify the several underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

Certain Relationships

Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us, including as trustee under the senior indenture, for which they received or will receive customary fees and expenses. In addition, affiliates of certain of the underwriters are parties to credit agreements with us and our subsidiaries.

Certain of the underwriters or their affiliates may own, or manage accounts that own, our 2.300% senior notes due August 15, 2019. As a result, certain of the underwriters or their affiliates may receive a portion of the net proceeds from this offering as a result of any redemption of the 2.300% senior notes due August 15, 2019.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the senior notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the senior notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other

We expect to deliver the senior notes against payment therefor in New York City on or about the expected settlement date specified on the cover page of this prospectus supplement, which will be the     th business day following the date of this prospectus supplement and of the pricing of the senior notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade senior notes on the pricing date or the succeeding      business days will be required, by virtue of the fact that the senior notes initially will settle in      business days (T+     ), to specify alternative settlement arrangements to prevent a failed settlement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of that website is www.sec.gov.

Our website address is www.cbscorporation.com. The information contained in or accessible through our website is not incorporated by reference into, or part of, this prospectus supplement or the accompanying prospectus.

Our Class A common stock and Class B common stock are listed on the New York Stock Exchange. Information about us also is available at the New York Stock Exchange. In accordance with U.S. securities laws, CBS Operations is not obligated to file annual, quarterly and current reports, proxy and information statements and other information with the SEC. Accordingly, CBS Operations does not file separate financial statements with the SEC and does not independently publish its financial statements. CBS Operations’ financial condition, results of operations and cash flows are consolidated into the financial statements of CBS Corporation.

We are “incorporating by reference” specific documents that we file with the SEC, which means that we may disclose important information to you by referring you to those documents that are considered part of this prospectus supplement and the accompanying prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC and any documents subsequently filed with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules), including filings made after the date of the initial registration statement, to the extent not superseded, until this offering is complete:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

•	Our Current Reports on Form 8-K filed on January 10, 2019, January 17, 2019 and February 5, 2019; and

•	Our Definitive Proxy Statement on Schedule 14A for the 2018 Annual Meeting of Stockholders filed on November 16, 2018.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered copies of any of the documents incorporated by reference into this prospectus supplement, excluding any exhibit to those documents unless the exhibit is specifically incorporated by reference into those documents, at no cost, by written or oral request directed to:

CBS Corporation

51 West 52nd Street

New York, New York 10019

Attention: Investor Relations

Telephone: 1-877-CBS-0787

LEGAL MATTERS

Hogan Lovells US LLP will pass upon the validity of the senior notes and the guarantees for us and for CBS Operations. Hughes Hubbard & Reed LLP will pass upon the validity of the senior notes and the guarantees for the underwriters. Hughes Hubbard & Reed LLP has performed and performs legal services for us, CBS Operations, and certain of our affiliates from time to time. One of our directors is a partner of Hughes Hubbard & Reed LLP.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated into this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated by reference in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Prospectus

CBS CORPORATION

We, or one or more selling security holders to be identified in a prospectus supplement, may offer and sell, from time to time, in one or more offerings and series, together in any combination or separately:

Senior debt securities

Senior subordinated debt securities

Preferred stock

Class A common stock

Class B common stock

Warrants representing rights to purchase any of the other securities that may be sold under this prospectus

Guarantees of CBS Operations Inc., a wholly owned subsidiary of CBS Corporation, may be issued in connection with senior debt securities, senior subordinated debt securities or preferred stock of CBS Corporation. Warrants may be co-issued by CBS Operations Inc. when the securities with respect to which the warrants are issued will be guaranteed by CBS Operations Inc.

Senior debt securities and senior subordinated debt securities may be convertible into or exchangeable for our Class A common stock, Class B common stock or preferred stock.

Our voting Class A common stock and non-voting Class B common stock are listed on the New York Stock Exchange under the trading symbols “CBS.A” and “CBS,” respectively.

When we offer securities, we will provide you with a prospectus supplement describing the terms of the specific issue of securities, including the offering price of the securities. You should carefully read this prospectus and the prospectus supplements relating to the specific issue of securities before you decide to invest in any of these securities.

We may offer and sell these securities to or through one or more underwriters, dealers or agents or directly to one or more purchasers on a delayed or continuous basis. Selling security holders may offer and sell their securities from time to time on terms described in the applicable prospectus supplement.

The mailing address of the principal executive offices of CBS Corporation is 51 West 52nd Street, New York, New York 10019. The telephone number at that address is (212) 975-4321.

Investing in our securities involves risks that are referenced under the caption “Risk Factors” on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 3, 2017.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that CBS Corporation and CBS Operations Inc. have filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

In this prospectus, unless we indicate otherwise or the context otherwise requires, we use the terms “CBS Corporation,” “the Company,” “we,” “us” and “our” to refer to CBS Corporation and its consolidated subsidiaries. References to “CBS Operations” are references to CBS Operations Inc. References to “securities” include any security that we might sell under this prospectus or any prospectus supplement. References to “$” and “dollars” are to United States dollars.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find Additional Information.”

You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. Neither CBS Corporation nor CBS Operations has authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely upon it. Neither CBS Corporation nor CBS Operations is making an offer of these securities in any state or other jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference into this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of this prospectus or such supplement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

CBS Corporation files annual, quarterly and current reports, proxy and information statements and other information with the SEC. You may read and copy this information at the SEC’s Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the SEC at the above address, at prescribed rates.

The SEC also maintains a website that contains reports, proxy and information statements and other information that CBS Corporation files electronically with the SEC. The address of that website is www.sec.gov.

Our Class A common stock and Class B common stock are listed on the New York Stock Exchange. Information about us also is available at the New York Stock Exchange.

In accordance with United States securities laws, CBS Operations is not obligated to file annual, quarterly and current reports, proxy and information statements and other information with the SEC. Accordingly, CBS Operations does not file separate financial statements with the SEC and does not independently publish its financial statements. CBS Operations’ financial condition, results of operations and cash flows are consolidated into the financial statements of CBS Corporation.

We are “incorporating by reference” specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC and any documents subsequently filed with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules), including documents filed after the date of the initial registration statement, to the extent not superseded, prior to the termination of the offering under this prospectus:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, including the portions thereof incorporated by reference from our definitive proxy statement on Schedule 14A filed on April 7, 2017;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017 and June 30, 2017;

•

our Current Reports on Form 8-K filed on February 2, 2017 (reporting information under Items 8.01 and 9.01 thereof), February 2, 2017 (reporting information under Items 1.01, 8.01 and 9.01 thereof), May 24, 2017, July 3, 2017, July 10, 2017, July 24, 2017, July 28, 2017, August 9, 2017, September 13, 2017, October 19, 2017 (reporting information under Items 8.01 and 9.01 thereof), October 19, 2017 (reporting information under Items 5.04 and 9.01 thereof), November 1, 2017, November 3, 2017 (reporting information under Items 8.01 and 9.01 thereof) and November 3, 2017 (also reporting information under Items 8.01 and 9.01 thereof); and

•

the description of our Class A common stock and Class B common stock contained in our Form 8-A/A filed on November 23, 2005, and any amendment or reports filed for the purpose of updating such description.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered copies of any of the documents incorporated by reference into this prospectus, excluding any exhibit to those documents unless the exhibit is specifically incorporated by reference into those documents, at no cost, by written or oral request directed to:

CBS Corporation

51 West 52nd Street

New York, New York 10019

Attention: Investor Relations

Telephone: 1-877-CBS-0787

THE COMPANY

CBS Corporation is a mass media company with operations in the following segments:

•

ENTERTAINMENT: The Entertainment segment is composed of the CBS® Television Network; CBS Television Studios®; CBS Studios International™ and CBS Television Distribution™; CBS Interactive™; CBS Films®; and the Company’s digital streaming services, CBS All Access® and CBSN®.

•

CABLE NETWORKS: The Cable Networks segment is composed of Showtime Networks, which operates the Company’s premium subscription program services, Showtime®, The Movie Channel®, and Flix®, including a digital streaming subscription offering; CBS Sports Network®, the Company’s cable network focused on college athletics and other sports; and Smithsonian Networks™, a venture between Showtime Networks and Smithsonian Institution, which operates Smithsonian Channel™, a basic cable program service, and a digital streaming subscription service.

•

PUBLISHING: The Publishing segment is composed of Simon & Schuster, which publishes and distributes consumer books under imprints such as Simon & Schuster®, Pocket Books®, Scribner®, Gallery Books®, Touchstone® and Atria Books®.

•

LOCAL MEDIA: The Local Media segment is composed of CBS Television Stations, our 30 owned broadcast television stations, and CBS Local Digital MediaTM, which operates local websites including content from our television stations and news and sports radio stations.

We were organized under the laws of the State of Delaware in 1986. Our principal executive offices are located at 51 West 52nd Street, New York, New York 10019, our telephone number is (212) 975-4321 and our website address is www.cbscorporation.com. The information contained in or accessible through our website is not part of this prospectus or any prospectus supplement.

THE GUARANTOR

CBS Operations, the guarantor of the debt securities and the preferred stock, if any guarantees are issued, was organized under the laws of the State of Delaware in 1995. CBS Operations maintains its principal executive offices at 51 West 52nd Street, New York, New York 10019 and its telephone number is (212) 975-4321. CBS Operations has 100 shares of common stock, par value $.01 per share, outstanding, all of which are held by CBS Corporation. CBS Operations owns a full power broadcast television station in Tampa, Florida and a low power broadcast television station in Indianapolis, Indiana. The direct and indirect subsidiaries of CBS Operations operate Showtime Networks, Simon & Schuster, CBS Television Studios and ten full power broadcast television stations. In addition, one of such subsidiaries holds the partnership interest in The CW™ broadcast network.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider the risks described in our filings with the SEC referred to under the heading “Where You Can Find Additional Information,” as well as the risks included and incorporated by reference into this prospectus, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, as updated by annual, quarterly and current reports and other documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows the ratio of earnings to fixed charges of CBS Corporation for the periods indicated. As we have no shares of preferred stock outstanding as of the date of this prospectus, no ratio of earnings to combined fixed charges and preferred stock dividends is presented.

For purposes of computing the following ratio of earnings to fixed charges, earnings represents earnings (loss) from continuing operations before income taxes, equity in earnings (loss) of investee companies and fixed charges, adjusted for inclusion of distributions from investee companies. Fixed charges represent interest expense, net of capitalized interest, and such portion of rental expense that represents an appropriate interest factor.

	Six Months Ended June 30,	Twelve Months Ended December 31,
	2017	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges	5.8x	5.8x	6.0x	5.4x	6.4x	5.4x

USE OF PROCEEDS

Unless indicated otherwise in a prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by this prospectus and the related prospectus supplement for general corporate purposes, including repayment of borrowings, working capital, capital expenditures, acquisitions and stock repurchases. Net proceeds may be temporarily invested pending use.

DESCRIPTION OF THE DEBT SECURITIES

In this section, the terms “CBS Corporation,” “we,” “us” and “our” refer solely to CBS Corporation and not its subsidiaries.

The following description of CBS Corporation’s debt securities to be issued under the debt indentures referred to below summarizes the general terms and provisions of its debt securities to which any prospectus supplement may relate. The following description also describes the specific terms of CBS Corporation’s debt securities and the extent, if any, to which the general provisions summarized may apply to any series of its debt securities in the prospectus supplement relating to such series. References to “senior debt securities” are references to the senior debt securities that may be issued under the senior indenture referred to below; references to “senior subordinated debt securities” are references to the senior subordinated debt securities that may be issued under the senior subordinated indenture referred to below; and references to “debt securities” are references to both the senior debt securities and the senior subordinated debt securities.

CBS Corporation may issue its senior debt securities from time to time, in one or more series under an amended and restated senior indenture dated as of November 3, 2008, as supplemented by a first supplemental indenture dated as of April 5, 2010, among CBS Corporation, as issuer, CBS Operations, as guarantor, and Deutsche Bank Trust Company Americas, as senior trustee, or another senior trustee named in a prospectus supplement. We refer to this indenture, as supplemented and amended, as the “senior indenture.” The senior indenture and the first supplemental indenture to the senior indenture are filed as exhibits to the registration statement of which this prospectus is a part. CBS Corporation may issue its senior subordinated debt securities from time to time, in one or more series under a senior subordinated indenture, among CBS Corporation, as issuer, CBS Operations, as guarantor, and Deutsche Bank Trust Company Americas, as senior subordinated trustee, or another senior subordinated trustee named in a prospectus supplement. We refer to this indenture as the “senior subordinated indenture.” A form of the senior subordinated indenture is filed as an exhibit to the registration statement of which this prospectus is a part. Together the senior indenture and the senior subordinated indenture are referred to as the “debt indentures.” The trustee under the senior indenture is called the “senior debt trustee” and the trustee under the senior subordinated indenture is called the “senior subordinated debt trustee.” Together the senior debt trustee and the senior subordinated debt trustee are called the “debt trustees.”

The following statements about the debt indentures are summaries and are subject to, and qualified in their entirety by reference to, the text of the debt indentures.

Neither of the debt indentures limits the amount of debt securities that may be issued. The applicable debt indenture provides that debt securities may be issued up to an aggregate principal amount authorized by CBS Corporation and may be payable in any currency or currency unit designated by CBS Corporation.

General

CBS Corporation will issue debt securities from time to time and offer its debt securities on terms determined by market conditions at the time of their sale. CBS Corporation may issue debt securities in one or more series with the same or various maturities, at par, at a premium or at a discount. Any debt securities bearing no interest or interest at a rate which at the time of issuance is below market rates will be sold at a discount, which may be substantial, from their stated principal amount. CBS Corporation will describe the material federal income tax consequences and other special considerations applicable to any substantially discounted debt securities in a related prospectus supplement.

You should refer to the prospectus supplement for the following terms of the debt securities offered by this registration statement:

•	the designation, aggregate principal amount and authorized denominations of the debt securities;

•	the percentage of the principal amount at which CBS Corporation will issue the debt securities;

•	the date or dates on which the debt securities will mature;

•	the annual interest rate or rates of the debt securities, or the method of determining the rate or rates;

•	the date or dates on which any interest will be payable, the date or dates on which payment of any interest will commence and the regular record dates for the interest payment dates;

•	whether the debt securities will be guaranteed by CBS Operations;

•	the terms of any mandatory or optional redemption, including any provisions for any sinking, purchase or other similar funds, or repayment options;

•	the currency, currencies or currency units for which the debt securities may be purchased and in which the principal, any premium and any interest may be payable;

•

if the currency, currencies or currency units for which the debt securities may be purchased or in which the principal, any premium and any interest may be payable is at CBS Corporation’s election or the purchaser’s election, the manner in which the election may be made;

•

if the amount of payments on the debt securities is determined by an index based on one or more currencies or currency units, or changes in the price of one or more securities or commodities, the manner in which the amounts may be determined;

•

the extent to which any of the debt securities will be issuable in temporary or permanent global form, and the manner in which any interest payable on a temporary or permanent global security will be paid;

•

the terms and conditions upon which the debt securities may be convertible into or exchangeable for common stock, preferred stock or indebtedness or other securities of any person, including CBS Corporation;

•	information with respect to book-entry procedures, if any;

•	a discussion of any material federal income tax and other special considerations, procedures and limitations relating to the debt securities; and

•	any other specific terms of the debt securities not inconsistent with the applicable debt indenture.

If CBS Corporation sells any of the debt securities for one or more foreign currencies or foreign currency units or if the principal of, premium, if any, or interest on any series of debt securities will be payable in one or more foreign currencies or foreign currency units, it will describe in the related prospectus supplement the restrictions, elections, any material federal income tax consequences, specific terms and other information with respect to the issue of debt securities and the currencies or currency units.

Unless specified otherwise in a prospectus supplement, the principal of, premium on, and interest on the debt securities will be payable, and the debt securities will be transferable, at the corporate trust office of the applicable debt trustee in New York, New York. However, CBS Corporation may make payment of interest, at its option, by check mailed on or before the payment date to the address of the person entitled to the interest payment or by transfer to an account held by the payee as it appears on the registry books of the debt trustee, CBS Corporation or its agents.

Unless specified otherwise in a prospectus supplement, CBS Corporation will issue the debt securities in registered form and in denominations of $2,000 and in integral multiples of $1,000 in excess thereof. Bearer securities, other than those issued in global form, will be issued in denominations of $5,000. No service charge will be made for any transfer or exchange of any debt securities, but CBS Corporation may, except in specific cases not involving any transfer, require payment of a sufficient amount to cover any tax or other governmental charge payable in connection with the transfer or exchange.

CBS Corporation’s rights and the rights of its creditors, including holders of debt securities, to participate in any distribution of assets of any CBS Corporation subsidiary upon its liquidation or reorganization or otherwise is subject to the prior claims of creditors of the subsidiary, except to the extent that CBS Corporation’s claims as a creditor of the subsidiary may be recognized.

Guarantees

CBS Operations may unconditionally guarantee the due and punctual payment of the principal of (and premium, if any,) and interest, if any, on the debt securities when and as the same shall become due and payable, whether at maturity, upon redemption, upon acceleration or otherwise. The guarantees of the debt securities will be endorsed on the debt securities.

Various federal and state fraudulent conveyance laws have been enacted for the protection of creditors and may be utilized by a court of competent jurisdiction to subordinate or avoid all or part of any guarantee issued by CBS Operations. The applicable debt indentures provide that in the event that the guarantees would constitute or result in a fraudulent transfer or conveyance for purposes of, or result in a violation of, any United States federal, or applicable United States state, fraudulent transfer or conveyance or similar law, then the liability of CBS Operations under the guarantees shall be reduced to the extent necessary to eliminate such fraudulent transfer or conveyance or violation under the applicable fraudulent transfer or conveyance or similar law. Application of this clause could limit the amount which holders of debt securities may be entitled to collect under the guarantees. Holders, by their acceptance of the debt securities, will have agreed to such limitations.

To the extent that a court were to find that (a) a guarantee was incurred by CBS Operations with the intent to hinder, delay or defraud any present or future creditor or (b) CBS Operations did not receive fair consideration or reasonably equivalent value for issuing its guarantee and CBS Operations (i) was insolvent or rendered insolvent by reason of the issuance of the guarantee, (ii) was engaged or about to engage in a business or transaction for which the remaining assets of CBS Operations constituted unreasonably small capital to carry on its business or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court could subordinate or avoid all or part of such guarantee in favor of CBS Operations’ other creditors. To the extent any guarantee issued by CBS Operations was voided as a fraudulent conveyance or held unenforceable for any other reason, the holders of any debt securities guaranteed by CBS Operations could cease to have any claim against CBS Operations and would be creditors solely of CBS Corporation.

We and CBS Operations believe that the issuances of the guarantees by CBS Operations are not fraudulent conveyances. There can be no assurance, however, that a court passing on such questions would reach the same conclusions. In rendering their opinions on the validity of the senior debt securities and senior subordinated debt securities and, if applicable, the related guarantees, none of our counsel, counsel for CBS Operations or counsel for any underwriter will express any opinion as to federal or state laws relating to fraudulent transfers.

Ranking

The senior debt securities will be unsecured senior obligations of CBS Corporation and will rank equally in right of payment with all of CBS Corporation’s other unsecured and unsubordinated indebtedness. The guarantees on the senior debt securities will be unsecured senior obligations of CBS Operations and will rank equally in right of payment with all of CBS Operations’ other unsecured and unsubordinated indebtedness.

The senior subordinated debt securities will be unsecured senior subordinated obligations of CBS Corporation and will be subordinated in right of payment to CBS Corporation’s senior indebtedness. The guarantees on the senior subordinated debt securities will be unsecured senior subordinated obligations of CBS Operations and will be subordinated in right of payment to CBS Operations’ senior indebtedness.

The debt securities and the guarantees will be effectively subordinated to any secured indebtedness of CBS Corporation or CBS Operations, as the case may be, to the extent of the value of the assets securing such indebtedness. The debt indentures do not limit the amount of debt that CBS Corporation, CBS Operations or their respective subsidiaries may incur.

In addition, both CBS Corporation and CBS Operations conduct their operations through subsidiaries, which generate a substantial portion of their respective operating income and cash flow. As a result, distributions or advances from subsidiaries of CBS Corporation and CBS Operations are a major source of funds necessary to meet their respective debt service and other obligations. Contractual provisions, laws or regulations, as well as subsidiaries’ financial conditions and operating requirements, may limit the ability of CBS Corporation or CBS Operations to obtain cash required to pay CBS Corporation’s debt service obligations, including payments on the debt securities, or CBS Operations’ payment obligations under the guarantees. The debt securities (whether senior or subordinated obligations of CBS Corporation) will be structurally subordinated to all obligations of CBS Corporation’s subsidiaries (other than CBS Operations, to the extent such debt securities are guaranteed), including claims with respect to trade payables. The guarantees (whether senior or subordinated obligations of CBS Operations) will be structurally subordinated to all obligations of CBS Operations’ subsidiaries, including claims with respect to trade payables. This means that holders of the debt securities of CBS Corporation will have a junior position to the claims of creditors of CBS Corporation’s subsidiaries (other than CBS Operations, to the extent such debt securities are guaranteed) on the assets and earnings of such subsidiaries. Holders of guarantees of CBS Operations, if any, will have a junior position to the claims of creditors of CBS Operations’ subsidiaries on the assets and earnings of such subsidiaries and will have no claim by virtue of such guarantees against CBS Corporation or any subsidiary of CBS Corporation that is not a subsidiary of CBS Operations. As of June 30, 2017, CBS Corporation’s direct and indirect subsidiaries, other than CBS Operations, had approximately $114 million of indebtedness outstanding, while CBS Operations’ direct and indirect subsidiaries had approximately $32 million of indebtedness outstanding.

Global Securities

CBS Corporation may issue debt securities of a series, in whole or in part, in the form of one or more global securities and will deposit them with or on behalf of a depositary identified in the prospectus supplement relating to that series. CBS Corporation may issue global securities in fully registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged, in whole or in part, for the individual debt securities represented thereby, a global security may be transferred only among the depositary, its nominees and any successors.

The specific terms of the depositary arrangement relating to a series of debt securities will be described in the prospectus supplement relating to that series. It is anticipated that the following provisions will generally apply to depositary arrangements.

Upon the issuance of a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by the global security to the accounts of persons that have accounts with the depositary. The accounts will be designated by the underwriters, dealers or agents with respect to the debt securities or by CBS Corporation if the debt securities are offered and sold directly by it. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the applicable depositary participants or persons that hold interests through these participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by:

•	the applicable depositary or its nominee, with respect to interests of depositary participants; and

•	the records of depositary participants, with respect to interests of persons other than depositary participants.

The laws of some states require that purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security or its nominee is the registered owner of that global security, the depositary or the nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable debt indenture. Except as provided below, owners of beneficial interests in a global security will:

•	not be entitled to have any of the individual debt securities of the series represented by the global security registered in their names;

•	not receive or be entitled to receive physical delivery of any debt security of that series in definitive form; and

•	not be considered the owners or holders thereof under the debt indenture governing the debt securities.

Further Issues

Not all debt securities of any one series need be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders, for issuances of additional debt securities of such series.

Payment and Paying Agents

Payments of principal of (or premium, if any, on) or interest, if any, on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing the debt securities. None of CBS Corporation, the debt trustee, any paying agent or the security registrar for the debt securities will have any responsibility or liability for the records relating to or payments made on account of beneficial ownership interests of the global security for the debt securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

CBS Corporation expects that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent global security representing any of the debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the principal amount of the global security for the debt securities as shown on the records of the depositary or its nominee. CBS Corporation also expects that payments by participants to owners of beneficial interests in the global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” The payments will be the responsibility of those participants.

Merger, Consolidation or Sale of Assets

Under the terms of the debt indentures, CBS Corporation and CBS Operations generally would be permitted to consolidate or merge with or into another corporation, or to sell or convey all or substantially all of their respective property and assets to another entity, subject to CBS Corporation and CBS Operations meeting all of the following conditions:

•

the surviving entity in the transaction (if other than CBS Corporation or CBS Operations), or the entity to which such property or assets are sold or conveyed (if other than CBS Corporation or CBS Operations), must be a corporation organized under the laws of the United States or a state of the United States;

•	the resulting entity (other than CBS Corporation or CBS Operations) must agree through a supplemental indenture to be legally responsible for the debt securities;

•

immediately following the consolidation, merger, sale or conveyance, no Event of Default (as defined below) or any event or condition which is, or after notice or passage of time would be, an Event of Default, shall have occurred and be continuing; and

•	CBS Corporation or CBS Operations, as the case may be, must deliver certain certificates and other documents to the debt trustee.

CBS Corporation and/or CBS Operations may consolidate or merge with or into, or sell or convey all or substantially all of its property and assets to, any Subsidiary. When we make reference in this section to the sale or conveyance of “all or substantially all of its property and assets,” we mean property and assets contributing, in the aggregate, at least 80% of the total consolidated revenues of CBS Corporation.

In the event that CBS Corporation or CBS Operations consolidates with or merges into another entity or sells or conveys all or substantially all of its property and assets to another entity, the successor entity shall be substituted for CBS Corporation or CBS Operations, as the case may be, under the debt indentures and CBS Corporation or CBS Operations, as the case may be, shall be discharged from all of its obligations under the debt indentures.

Limitations on Liens

We covenant in the debt indentures that we will not create, assume or permit any Lien on any of our property or assets, unless we secure the debt securities at least equally and ratably with the secured Indebtedness. The foregoing applies only to Liens that in the aggregate exceed 15% of our total consolidated assets, reduced by the Attributable Debt related to any permitted sale and leaseback arrangement. See “—Limitations on Sale and Leaseback Transactions” below. The restrictions do not apply to Capitalized Leases or to Indebtedness that is secured by:

•	Liens existing, in the case of any debt securities, on the date such debt securities are issued;

•	Liens on any property or any Indebtedness of a person existing at the time the person becomes a Subsidiary (whether by acquisition or otherwise, including through merger or consolidation);

•	Liens in favor of us or our Subsidiaries; and

•	Liens existing at the time of acquisition of the assets secured thereby and purchase money Liens.

The restrictions also do not apply to extensions, renewals or replacements of any of the foregoing types of Liens.

Limitations on Sale and Leaseback Transactions

We covenant in the debt indentures that neither we nor any Restricted Subsidiary will enter into any arrangement with any person to lease a Principal Property (except for any arrangements that exist on the date the debt securities are issued or that exist at the time any person that owns a Principal Property becomes a Restricted Subsidiary) which has been or is to be sold or transferred by us or the Restricted Subsidiary to that person unless:

•	the sale and leaseback arrangement involves a lease for a term of not more than three years;

•	the sale and leaseback arrangement is entered into between us and any Subsidiary or between our Subsidiaries;

•

we or the Restricted Subsidiary would be entitled to incur indebtedness secured by a Lien on the Principal Property at least equal in amount to the Attributable Debt permitted pursuant to the first paragraph under “—Limitations on Liens” above without equally and ratably securing the debt securities;

•

the proceeds of the sale and leaseback arrangement are at least equal to the fair market value thereof (as determined by our board of directors in good faith) and within 180 days after the sale we apply an amount equal to the greater of the net proceeds of the sale or the Attributable Debt with respect to the sale and leaseback arrangement to either (or a combination of) (a) the retirement of long-term debt for borrowed money that is not subordinated to the debt securities and that is not debt to us or a Subsidiary or (b) the purchase, construction or development of other comparable property; or

•

the sale and leaseback arrangement is entered into within 180 days after the initial acquisition by us or such Restricted Subsidiary of the Principal Property subject to the sale and leaseback arrangement.

The term “Attributable Debt,” with regard to a sale and leaseback arrangement with respect to a Principal Property, is defined in the debt indentures as an amount equal to the lesser of (a) the fair market value of the property (as determined in good faith by our board of directors) or (b) the present value of the total net amount of rent payments required to be made under the lease during its remaining term, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually. The calculation of the present value of the total net amount of rent payments is subject to adjustments specified in the debt indentures.

The term “Principal Property” is defined in the debt indentures to include any parcel of our or our Restricted Subsidiaries’ real property and related fixtures or improvements located in the United States, the aggregate book value of which on the date of determination exceeds $1.0 billion. The term “Principal Property” does not include any telecommunications equipment or parcels of real property and related fixtures or improvements that are determined in good faith by our board of directors not to be of material importance to our and our Subsidiaries’ total business. As of the date of this prospectus, neither we nor any of our Subsidiaries own any Principal Property.

The term “Restricted Subsidiary” is defined in the debt indentures as a corporation all of the outstanding voting stock of which is owned, directly or indirectly, by CBS Corporation or by one or more of its Subsidiaries, or by CBS Corporation and one or more of its Subsidiaries, which is incorporated under the laws of a state of the United States, and which owns a Principal Property.

Other Covenants

The applicable prospectus supplement will specify any additional restrictive covenants applicable to the debt securities. Except as may be described in the applicable prospectus supplement, we are not restricted by the debt indentures from, among other actions, paying dividends or making distributions on our capital stock, purchasing or redeeming our capital stock, making investments, or selling or conveying less than all or substantially all of our property and assets, defined as described above. Further, the debt indentures do not require us to maintain any financial ratios or specified levels of net worth or liquidity.

Defaults and Remedies

Holders of debt securities will have specified rights if an Event of Default occurs in respect of the debt securities of that series, as described below.

The term “Event of Default” in respect of the debt securities of a particular series means any of the following:

•	CBS Corporation does not pay interest on a debt security of such series within 30 days of its due date;

•	CBS Corporation does not pay the principal of or any premium on a debt security of such series when due and payable, at its maturity, or upon its acceleration, redemption or otherwise;

•

CBS Corporation remains in default or breach of certain covenants or warranties in respect of the debt indenture for 60 days after there has been given to CBS Corporation a written notice of such default or breach by either the debt trustee or holders of at least 25% in principal amount of such series of debt securities;

•

CBS Corporation or CBS Operations, if guarantees are issued, files for bankruptcy, or certain events of bankruptcy, insolvency or reorganization in respect of CBS Corporation or CBS Operations, if guarantees are issued, as specified in the debt indenture occur; or

•	any other Event of Default that may be specified for the debt securities of such series when such series is created.

If an Event of Default has occurred, the debt trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire unpaid principal amount of (and premium, if any) and all the accrued interest on the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. There is no action on the part of the debt trustee or any holder of debt securities required for such declaration if the Event of Default is an event of bankruptcy, insolvency or reorganization. Holders of a majority in principal amount of the debt securities of a series may waive certain past defaults under the debt indenture on behalf of all of the holders of such series of debt securities. A declaration of acceleration of maturity may be canceled, under specified circumstances, by the holders of at least a majority in principal amount of a series of debt securities and the debt trustee.

Except in cases of default, where the debt trustee has special duties, a debt trustee is not required to take any action under a debt indenture at the request of holders unless the holders offer the debt trustee reasonable protection from expenses and liability satisfactory to the debt trustee. If a reasonable indemnity is provided, the holders of a majority in principal amount of a series of debt securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the debt trustee. The debt trustee may refuse to follow those directions in certain circumstances specified in the applicable debt indenture. No delay or omission in exercising any right or remedy will be treated as a waiver of the right, remedy or Event of Default.

Before holders of debt securities of an affected series are allowed to bypass the debt trustee and bring a lawsuit or other formal legal action or take other steps to enforce their rights or protect their interests relating to the debt securities of such series, the following must occur:

•	holders must give the debt trustee written notice that an Event of Default has occurred and remains uncured;

•

holders of at least 25% in principal amount of the outstanding debt securities of such series must make a written request that the debt trustee take action because of the default and must offer the debt trustee indemnity reasonably satisfactory to the debt trustee against the cost and other liabilities of taking that action;

•	the debt trustee must have failed to take action for 60 days after receipt of the notice and offer of indemnity; and

•

holders of a majority in principal amount of the debt securities of such series must not have given the debt trustee a direction inconsistent with the above notice for a period of 60 days after the debt trustee has received the notice.

Holders are, however, entitled at any time to bring a lawsuit for the payment of money due on the debt securities on or after the due date.

CBS Corporation and CBS Operations, if guarantees are issued, are each required to deliver to the debt trustee on an annual basis an officer’s certificate certifying to such officer’s knowledge our compliance with the terms of the debt indentures or else specifying any default. In addition, CBS Corporation is required to deliver to the debt trustee, as promptly as practicable upon becoming aware of any default or Event of Default, an officer’s certificate specifying such default or Event of Default and the action CBS Corporation is taking or proposes to take with respect thereto.

Modification of the Debt Indentures

The debt indentures provide that CBS Corporation, CBS Operations, if applicable, and the debt trustee may, without the consent of any holders of debt securities, enter into supplemental indentures for the purposes, among others, of:

•	adding to CBS Corporation’s or CBS Operations’ covenants;

•	adding additional Events of Default;

•	changing or eliminating any provisions of the debt indenture so long as there are no holders entitled to the benefit of the provisions;

•	establishing the form or terms of any series of debt securities; or

•

curing ambiguities or correcting any inconsistencies in the debt indenture or making any other provisions with respect to matters or questions arising under the debt indenture, as long as any such action does not adversely affect in any material respect the interest of the holders of debt securities of any series.

With specific exceptions, the debt indentures or the rights of the holders of the debt securities may be modified by CBS Corporation, CBS Operations, if applicable, and the debt trustee with the consent of the holders of a majority in aggregate principal amount of the debt securities of each series affected by the modification then outstanding, but no modification may be made without the consent of the holders of each outstanding debt security affected, among other purposes requiring such consent, which would:

•	change the maturity of any payment of principal of (or premium, if any, on) or any installment of principal of or interest on any debt security;

•	change the terms of any sinking fund with respect to any debt security;

•	reduce the principal amount of, or the rate of interest or any premium on, any debt security upon redemption or repayment at the option of the holder;

•	change any obligation of CBS Corporation to pay additional amounts as contemplated by the debt indenture;

•	change any place of payment where, or the currency in which, any debt security or any premium or interest is payable;

•	impair the right to sue for the enforcement of any payment on or with respect to any debt security;

•

reduce the percentage in principal amount of outstanding debt securities of any series required to consent to any supplemental indenture, any waiver of compliance with provisions of the debt indenture or specific defaults and their consequences provided for in the debt indenture, or otherwise modify the sections in the debt indenture related to these consents; or

•	reduce the obligations of CBS Operations, if any, in respect of the due and punctual payment of principal of, premium, if any, and interest, if any, on any debt security.

Meetings

The debt indentures contain provisions for convening meetings of the holders of the debt securities of any or all series. Specific terms related to such meetings of the holders are described in the debt indentures.

Defeasance and Covenant Defeasance

CBS Corporation may elect either (a) to defease and be discharged (and, if applicable, to have CBS Operations defeased and discharged) from any and all obligations with respect to the debt securities (except as otherwise provided in the debt indentures), referred to as “defeasance,” or (b) to be released from its obligations with respect to certain covenants that are described in the debt indentures, referred to as “covenant defeasance,” upon the deposit with the debt trustee, in trust for such purpose, of money and/or government obligations that through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any, on) and interest on the debt securities of such series to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous senior payments thereon. As a condition to defeasance or covenant defeasance, CBS Corporation must deliver to the debt trustee an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (a) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the debt indentures.

CBS Corporation may exercise its defeasance option with respect to the debt securities of any series notwithstanding its prior exercise of its covenant defeasance option. If CBS Corporation exercises its defeasance option, payment of the debt securities of such series may not be accelerated because of an event of default and the guarantees relating to such debt securities will cease to exist. If CBS Corporation exercises its covenant defeasance option, payment of the debt securities of such series may not be accelerated by reference to any covenant from which CBS Corporation is released as described under clause (b) above. However, if acceleration were to occur for other reasons, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities of such series, in that the required deposit in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.

Discharge of Obligations

Our obligations under the debt indentures will cease to be of further effect with respect to a series of debt securities when:

•

either (a) all debt securities of that series have been delivered (except destroyed, lost or stolen debt securities which have been replaced or paid and debt securities for which payment money has theretofore been deposited in trust with the debt trustee or paying agent or segregated and held in trust by CBS Corporation or CBS Operations, as the case may be, and thereafter repaid to us or CBS Operations, as the case may be, or discharged from such trust in accordance with the debt indenture) to the debt trustee for cancellation, or (b) all such debt securities not theretofore delivered to the debt trustee for cancellation have become due and payable, will become due and payable at maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the debt trustee for the giving of notice of redemption and CBS Corporation has deposited or caused to be deposited with the debt trustee, in trust, an amount sufficient to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the debt trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of maturity or date of redemption, as the case may be;

•	we have paid or caused to be paid all sums payable by us under the debt indenture with respect to such series; and

•	we have delivered to the debt trustee an officer’s certificate and an opinion of counsel relating to compliance with the conditions set forth in the debt indenture.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register.

Reports

Each debt indenture provides that we will file with the debt trustee, within 15 days after we file the same with the SEC, copies of the annual reports and of the information, documents and other reports which we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act.

Title

CBS Corporation, CBS Operations, as guarantor, the debt trustees and any agent of any of the foregoing may treat the registered owner of any registered debt security as the absolute owner thereof (whether or not the debt security shall be overdue and notwithstanding any notice to the contrary) for the purpose of receiving payment and for all other purposes.

Replacement of Debt Securities

We will replace any mutilated debt security at the expense of the holders upon surrender thereof to the debt trustee. We will replace debt securities that become destroyed, lost or stolen at the expense of the holder upon delivery to the debt trustee of satisfactory evidence of the destruction, loss or theft thereof. In the event of a mutilated, destroyed, lost or stolen debt security, an indemnity or security satisfactory to us and the debt trustee may be required at the expense of the holder of the debt security before a replacement debt security will be issued.

Governing Law

The debt indentures, the debt securities and the guarantees are or will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Debt Trustees

CBS Corporation will identify the debt trustees in the relevant prospectus supplement. In specific instances, CBS Corporation or the holders of a majority in principal amount of the outstanding debt securities of a series issued under a debt indenture may remove the debt trustee with respect to debt securities of such series and appoint a successor trustee. The debt trustee may become the owner or pledgee of any of the debt securities with the same rights, subject to conflict of interest restrictions, it would have if it were not the debt trustee. The debt trustee and any successor trustee must be eligible to act as trustee under the Section 310(a)(1) of the Trust Indenture Act of 1939, as amended, and must have a combined capital and surplus of at least $50,000,000 and be subject to examination by federal or state authority. Subject to applicable law relating to conflicts of interest, the debt trustee may also serve as trustee under other indentures relating to securities issued by CBS Corporation or its affiliated companies and may engage in commercial transactions with CBS Corporation and its affiliated companies. The initial debt trustee under each debt indenture is Deutsche Bank Trust Company Americas.

Senior Debt Securities

CBS Corporation will describe the specific terms of the senior debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions summarized in this description may apply to any series of its senior debt securities in the prospectus supplement relating to that series.

Senior Subordinated Debt Securities

In addition to the provisions previously described in this prospectus and applicable to all debt securities, the following description of CBS Corporation’s senior subordinated debt securities summarizes the additional terms and provisions of its senior subordinated debt securities to which any prospectus supplement may relate. The specific terms of CBS Corporation’s senior subordinated debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions summarized below may apply to any series of senior subordinated debt securities will be described in the prospectus supplement relating to that series.

Subordination. The senior subordinated debt securities will be subordinated in right of payment to CBS Corporation’s Senior Indebtedness (as defined below) to the extent set forth in the applicable prospectus supplement.

The payment of the principal of (and premium, if any) and interest on the senior subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of CBS Corporation’s Senior Indebtedness. CBS Corporation may not make payment of principal of, premium, if any, or interest on the senior subordinated debt securities and may not acquire, or make payment on account of any sinking fund for, the senior subordinated debt securities unless full payment of amounts then due for principal, premium, if any, and interest on all Senior Indebtedness by reason of the maturity thereof has been made or duly provided for in cash or in a manner satisfactory to the holders of the Senior Indebtedness. In addition, the senior subordinated indenture provides that if a default has occurred giving the holders of the Senior Indebtedness the right to accelerate the maturity of that Senior Indebtedness, or an event has occurred which, with the giving of notice, or lapse of time, or both, would constitute an Event of Default, then unless and until that event has been cured or waived or has ceased to exist, no payment of principal, premium, if any, or interest on the senior subordinated debt securities and no acquisition of, or payment on account of a sinking fund for, the senior subordinated debt securities may be made. CBS Corporation will give written notice to the senior subordinated trustee of any default under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued. The senior subordinated indenture provisions described in this paragraph, however, do not prevent CBS Corporation from making a sinking fund payment with senior subordinated debt securities acquired prior to the maturity of Senior Indebtedness or, in the case of default, prior to the default and notice thereof. Upon any distribution of assets in connection with CBS Corporation’s dissolution, liquidation or reorganization, all Senior Indebtedness must be paid in full before the holders of the senior subordinated debt securities are entitled to any payments whatsoever. As a result of these subordination provisions, in the event of CBS Corporation’s insolvency, holders of the senior subordinated debt securities may recover ratably less than the holders of CBS Corporation’s Senior Indebtedness.

For purposes of the description of the senior subordinated debt securities, the term “Senior Indebtedness” of CBS Corporation or CBS Operations, as the Guarantor, as the case may be, means the principal of (and premium, if any) and interest on the following, without duplication, whether outstanding on the date of execution of the senior subordinated indenture or incurred or created after the execution thereof:

•	any obligation for money borrowed by it;

•

any obligation evidenced by bonds, debentures, notes or other similar instruments, other than the senior subordinated debt securities or any other indebtedness which is subordinate to the senior subordinated debt securities;

•	any reimbursement obligation in respect of letters of credit or other similar instruments which support financial obligations which would otherwise become Indebtedness;

•	any obligation under Capitalized Leases (other than telecommunications equipment, including satellite transponders);

•	any guarantee for indebtedness of other persons, other than any subordinated guarantees;

•	any obligation of any third party to the extent secured by a Lien on the assets of CBS Operations or the Guarantor; and

•

renewals, extensions or refundings of any of the indebtedness referred to in the preceding bullet points unless, in the case of any particular indebtedness, renewal, extension or refunding, under the express provisions of the instrument creating or evidencing the same, or pursuant to which the same is outstanding, the indebtedness or the renewal, extension or refunding thereof is not superior in right of payment to the senior subordinated debt securities.

Senior Indebtedness of CBS Corporation or the Guarantor, as the case may be, will not include any obligation of CBS Corporation or the Guarantor (a) to any Subsidiary of CBS Corporation or the Guarantor or to any person with respect to which CBS Corporation or the Guarantor is a Subsidiary or (b) specifically with respect to the production, distribution or acquisition of motion pictures or other programming rights, talent or publishing rights.

As of June 30, 2017, CBS Corporation’s Senior Indebtedness totaled approximately $8.81 billion, and CBS Operations had no Senior Indebtedness, other than its guarantees of the senior debt of CBS Corporation, all of which is fully and unconditionally guaranteed by CBS Operations.

Certain Definitions

The following definitions are applicable to the debt indentures:

“Capitalized Lease” means any obligation of a person to pay rent or other amounts incurred with respect to real property or equipment acquired or leased by such person and used in its business that is required to be recorded as a capital lease in accordance with generally accepted accounting principles consistently applied as in effect from time to time.

“Indebtedness” of any person means, without duplication, (i) any obligation of such person for money borrowed, (ii) any obligation of such person evidenced by bonds, debentures, notes or other similar instruments, (iii) any reimbursement obligation of such person in respect of letters of credit or other similar instruments which support financial obligations which would otherwise become Indebtedness, (iv) any obligation of such person under Capitalized Leases (other than in respect of (x) telecommunications equipment, including, without limitation, satellite transponders, and (y) theme park equipment and attractions), and (v) any obligation of any third party to the extent secured by a Lien on the assets of such person; provided, however, that “Indebtedness” of such person shall not include any obligation of such person (a) to any Subsidiary of such person or to any person with respect to which such person is a Subsidiary or (b) specifically with respect to the production, distribution or acquisition of motion pictures or other programming rights, talent or publishing rights. When used with respect to CBS Corporation, the term “Indebtedness” also includes any obligation of CBS Operations specified in clauses (i) through (v) above to the extent that such Indebtedness is guaranteed by CBS Corporation.

“Lien” means any pledge, mortgage, lien, encumbrance or other security interest.

“Subsidiary” of any person means (i) a corporation, a majority of the outstanding voting stock of which is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person, or by such person and one or more Subsidiaries thereof or (ii) any other person (other than a corporation), including, without limitation, a partnership or joint venture, in which such person, one or more Subsidiaries thereof, or such person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other persons performing similar functions).

DESCRIPTION OF PREFERRED STOCK

The following description sets forth certain general terms of preferred stock which CBS Corporation may issue. The terms of any series of the preferred stock will be described in the applicable prospectus supplement relating to the preferred stock being offered. The description set forth below and in any prospectus supplement is not complete and is subject to, and qualified in its entirety by reference to, CBS Corporation’s amended and restated certificate of incorporation, which we refer to as our certificate of incorporation, and amended and restated bylaws, which we refer to as our bylaws, the certificate of designations relating to each particular series of the preferred stock, which will be filed with the SEC, and the Delaware General Corporation Law. For more information on how you can obtain or view copies of our certificate of incorporation and bylaws, see the section entitled “Where You Can Find Additional Information.” You are urged to read our certificate of incorporation and bylaws in their entirety.

Terms of the Preferred Stock

Under our certificate of incorporation, CBS Corporation is authorized to issue up to 25,000,000 shares of preferred stock, par value $0.001 per share. The board of directors has the authority, without the approval of stockholders, to provide for the issuance of shares of preferred stock from time to time in one or more series, and to fix the number of shares and the designations, powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of each series. As of October 31, 2017, CBS Corporation had 25,000,000 shares of preferred stock available for issuance.

The applicable prospectus supplement will describe the terms of each series of preferred stock, including, where applicable, the following:

•	the designation, stated value, liquidation preference and number of shares offered;

•	the offering price or prices;

•

the dividend rate or rates, or method of calculation, the dividend periods, the date on which dividends shall be payable and whether dividends are cumulative or noncumulative and, if cumulative, the dates from which dividends begin to accumulate;

•	any redemption or sinking fund provisions;

•	any conversion or exchange provisions;

•	any voting rights;

•	whether the preferred stock will be issued in certificated or book-entry form;

•	whether the preferred stock will be listed on a national securities exchange;

•	information with respect to any book-entry procedures;

•	a discussion of any material federal income tax and other special considerations, procedures and limitations relating to the preferred stock; and

any additional powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions pertaining to such series of preferred stock which are not inconsistent with the provisions of the certificate of incorporation.

The board of directors may, without stockholder approval, provide for the issuance of preferred stock with voting and other rights that could have an adverse impact on the rights of the holders of Class A common stock and Class B common stock, including, without limitation, the voting power of the Class A common stock. However, the board of directors may not cause us to issue any preferred stock, or preferred stock that is convertible into or exchangeable for other securities, that, in the aggregate with all other outstanding shares of preferred stock, could elect a majority of the board of directors, unless such issuance has been approved by the holders of a majority of the outstanding shares of Class A common stock, voting separately as a class. The ability of the board of directors to provide for the issuance of preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change in control of CBS Corporation or changes in our management.

Unless otherwise specified in the applicable prospectus supplement, Wells Fargo Bank, National Association, will be the transfer agent, dividend disbursing agent and registrar for the shares of the preferred stock.

CBS Corporation’s rights and the rights of holders of CBS Corporation securities, including the holders of preferred stock, to participate in the distribution of assets of any subsidiary of CBS Corporation upon its liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors and preferred stockholders, except to the extent that CBS Corporation may itself be a creditor with recognized claims against the subsidiary or a holder of preferred stock of the subsidiary.

Dividends and Distributions

Unless otherwise specified in the prospectus supplement, holders of shares of the preferred stock will be entitled to receive, as, if and when declared by the board of directors of CBS Corporation or a duly authorized committee of the board of directors, out of funds legally available for the payment of dividends, cash dividends at the rate set forth in, or calculated in accordance with the formula set forth in, the prospectus supplement relating to the preferred stock being offered. Dividends on the preferred stock may be cumulative or noncumulative as provided in the applicable prospectus supplement. Dividends on the cumulative preferred stock will accumulate from the date of original issue and will be payable as specified in the applicable prospectus supplement. The applicable prospectus supplement will set forth the applicable dividend period with respect to a dividend payment date. If the board of directors of CBS Corporation or a duly authorized committee of the board of directors fails to declare a dividend on any series of noncumulative preferred stock for any dividend period, CBS Corporation will have no obligation to pay a dividend for that period, whether or not dividends on that series of noncumulative preferred stock are declared for any future dividend period.

No dividends will be declared or paid or set apart for payment on the preferred stock of any series ranking, as to dividends, equally with or junior to any other series of preferred stock for any period unless dividends have been or are contemporaneously declared and paid or declared and a sum sufficient for the payment of those dividends has been set apart for:

•	in the case of cumulative preferred stock, all dividend periods terminating on or before the date of payment of full cumulative dividends; or

•	in the case of noncumulative preferred stock, the immediately preceding dividend period.

When dividends are not paid in full upon any series of preferred stock, and any other preferred stock ranking equally as to dividends with that series of preferred stock, all dividends declared upon shares of that series of preferred stock and any other preferred stock ranking equally as to dividends will be declared pro rata so that the amount of dividends declared per share on that series of preferred stock and any other preferred stock ranking equally as to dividends will in all cases bear to each other the same ratio that accrued dividends per share on the shares of that series of preferred stock and the other preferred stock bear to each other. In the case of noncumulative preferred stock, any accrued dividends described in the immediately preceding paragraph will not include any cumulation in respect of unpaid dividends for prior dividend periods.

Except as provided in the immediately preceding paragraph or the applicable prospectus supplement, unless full dividends on all outstanding shares of any series of preferred stock have been declared and paid, in the case of a series of cumulative preferred stock, for all past dividend periods, or in the case of noncumulative preferred stock, for the immediately preceding dividend period, CBS Corporation may not declare dividends or pay or set aside amounts for payment or other distribution on any of its capital stock ranking junior to or equally with that series of preferred stock as to dividends or upon liquidation, other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, the common stock of CBS Corporation or other capital stock of CBS Corporation ranking junior to that series of preferred stock as to dividends and upon liquidation, and other than in connection with the distribution or trading of any of its capital stock, CBS Corporation may not redeem, purchase or otherwise acquire any of its capital stock ranking junior to or equally with that series of preferred stock as to dividends or upon liquidation, for any consideration or any moneys paid to or made available for a sinking fund for the redemption of any shares of any of its capital stock, except by conversion or exchange for capital stock of CBS Corporation ranking junior to that series of preferred stock as to dividends and upon liquidation.

Unless otherwise specified in the applicable prospectus supplement, the amount of dividends payable for any period shorter than a full dividend period shall be computed on the basis of twelve 30-day months, a 360-day year and the actual number of days elapsed in any period of less than one month.

Liquidation Preference

Unless otherwise specified in the applicable prospectus supplement, upon any voluntary or involuntary liquidation, dissolution or winding up of CBS Corporation, the holders of the preferred stock will have preference and priority over the common stock of CBS Corporation and any other class of stock of CBS Corporation ranking junior to the preferred stock upon liquidation, dissolution or winding up, for payments out of or distributions of the assets of CBS Corporation or proceeds from any liquidation, of the amount per share set forth in the applicable prospectus supplement plus all accrued and unpaid dividends to the date of final distribution to such holders. After any liquidating payment, the holders of preferred stock will not be entitled to any other payments.

Redemption

If specified in the prospectus supplement relating to a series of preferred stock being offered, CBS Corporation may, at its option, at any time or from time to time, redeem that series of preferred stock, in whole or in part, at the redemption prices and on the dates set forth in the applicable prospectus supplement.

If fewer than all outstanding shares of a series of preferred stock are to be redeemed, the selection of the shares to be redeemed shall be determined by lot or pro rata as may be determined to be equitable by the board of directors of CBS Corporation or a duly authorized committee of the board of directors. From and after the redemption date, unless CBS Corporation is in default in providing for the payment of the redemption price, dividends will cease to accrue on the shares of that series of preferred stock called for redemption and all rights of the holders thereof will cease, other than the right to receive the redemption price.

Voting Rights

Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as required by law.

Conversion or Exchange Rights

The prospectus supplement relating to a series of preferred stock that is convertible or exchangeable will state the terms on which shares of that series are convertible into or exchangeable for common stock, another series of preferred stock or debt securities.

DESCRIPTION OF COMMON STOCK

The following description sets forth certain terms of our common stock. The following description is not complete and is subject to, and qualified in its entirety by reference to, our certificate of incorporation and bylaws and the Delaware General Corporation Law. Copies of our certificate of incorporation and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. For more information on how you can obtain or view copies of these documents, see the section entitled “Where You Can Find Additional Information.” You are urged to read our certificate of incorporation and bylaws in their entirety.

Authorized and Outstanding Common Stock

The authorized common stock of CBS Corporation as set forth in our certificate of incorporation consists of 375,000,000 shares of CBS Corporation Class A common stock, par value $0.001 per share, and 5,000,000,000 shares of CBS Corporation Class B common stock, par value $0.001 per share. CBS Corporation is registering with the SEC shares of its Class A common stock and Class B common stock, which may be offered by CBS Corporation or one or more selling security holders to be identified in a prospectus supplement. As of October 31, 2017, there were 37,598,604 shares of Class A common stock issued and outstanding and 362,580,107 shares of Class B common stock issued and outstanding.

The number of authorized shares of Class A common stock and Class B common stock may be increased with the approval of the holders of a majority of the outstanding shares of Class A common stock and without any action by the holders of shares of Class B common stock.

Our board of directors possesses the power to provide for the issuance of shares of authorized but unissued Class A common stock and Class B common stock without stockholder action, subject to the requirements of applicable law and stock exchanges.

All issued and outstanding shares of Class A common stock and Class B common stock are identical and the holders of such shares are entitled to the same rights and powers, except as provided in our certificate of incorporation.

Voting Rights

Holders of Class A common stock are entitled to one vote per share with respect to all matters on which the holders of common stock are entitled to vote. Except as provided in our certificate of incorporation or required by law, with respect to all matters upon which stockholders are entitled to vote, the holders of the outstanding shares of Class A common stock will vote together with the holders of any other outstanding shares of capital stock of CBS Corporation entitled to vote, without regard to class. The affirmative vote of holders of a majority of the outstanding shares of Class A common stock, voting separately as a class, is necessary to approve any merger or consolidation of CBS Corporation with another corporation pursuant to which shares of our common stock are converted into or exchanged for any securities or any other consideration.

Holders of Class B common stock do not have any voting rights, except as required by law.

All matters to be voted on by the stockholders of CBS Corporation must be approved by a majority of the aggregate voting power of the shares of capital stock of CBS Corporation entitled to vote who are present in person or represented by proxy, except as required by our certificate of incorporation or applicable law.

Dividends

Holders of Class A common stock and Class B common stock will share ratably in any cash dividend declared by the board of directors, subject to any preferential rights of any outstanding preferred stock. If the board of directors declares a dividend of any securities of CBS Corporation or another entity, the board of directors will determine whether the holders of Class A common stock and Class B common stock are to receive identical securities or to receive different classes or series of securities, but only to the extent such differences are consistent in all material respects with differences between the Class A common stock and Class B common stock.

Conversion Rights

So long as there are at least 5,000 shares of Class A common stock outstanding, each share of Class A common stock is convertible at the option of the holder of such share into one share of Class B common stock.

Liquidation Rights

In the event of a liquidation, dissolution or winding up of CBS Corporation, subject to the preferential rights of any outstanding preferred stock, all holders of common stock, regardless of class, will be entitled to share ratably in any assets available for distributions to holders of shares of common stock.

Split, Subdivision or Combination of Shares

In the event of a split, subdivision or combination of the outstanding shares of Class A common stock or Class B common stock, the outstanding shares of the other class of common stock will be split, subdivided or combined proportionally.

Restrictions on Stock Ownership and Transfer; Redemption by CBS Corporation

Our certificate of incorporation provides that CBS Corporation may restrict the ownership and transfer of, or redeem, shares of its capital stock in order to ensure compliance with, or prevent the applicability of limitations imposed by, the requirements of federal communications laws and regulations.

Other Rights

Holders of the common stock do not have any preemptive, cumulative voting, subscription, redemption or sinking fund rights.

Anti-Takeover Provisions of Certificate of Incorporation and Bylaws

Provisions of our certificate of incorporation and bylaws, in addition to those relating to the voting rights of our common stock, may have the effect of delaying, deferring or preventing a change in control of our company or changes in our management. These include provisions that:

•

authorize our board of directors to provide for the issuance, without stockholder approval, of up to 25,000,000 shares of preferred stock with rights fixed by the board of directors, which rights could be senior to those of the common stock;

•	limit the number of directors constituting the entire board of directors to a maximum of 20 directors;

•	provide that any vacancy on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors then in office or by a sole remaining director;

•

provide that a special meeting of stockholders may be called only by the affirmative vote of a majority of our board of directors or by our chairman of the board, chief executive officer or vice chair of the board, and shall be called at the written request of the holders of record of at least 50.1% of the aggregate voting power of all outstanding shares of our capital stock entitled to vote generally in the election of directors, acting together as a single class; and

•

establish advance notice procedures for stockholders to make nominations of candidates for election as directors or to present any other proposal to be acted upon at any annual or special meeting of stockholders.

In addition, we are subject to Section 203 of the Delaware General Corporation Law. With specified exemptions, this statute prohibits a Delaware corporation listed on a national securities exchange from engaging in a business combination (as defined in Section 203) with an interested stockholder (generally, a person that, together with its affiliates and associates, owns 15% or more of the corporation’s voting stock) for a period of three years after the date of the transaction in which the person became an interested stockholder.

Exclusive Forum Provision of Bylaws

Our bylaws provide that, unless CBS Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another state or federal court located within the State of Delaware) will be the sole and exclusive forum for:

•	any derivative action or proceeding brought on behalf of CBS Corporation;

•	any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of CBS Corporation to CBS Corporation or CBS Corporation’s stockholders;

•

any action asserting a claim against CBS Corporation or any director, officer, employee or agent of CBS Corporation arising pursuant to any provision of the Delaware General Corporation Law or our certificate of incorporation or bylaws (in each case, as they may be amended from time to time); or

•	any action asserting a claim against CBS Corporation or any director, officer, employee or agent of CBS Corporation governed by the internal affairs doctrine.

Listing

Our Class A common stock and Class B common stock are listed on the New York Stock Exchange under the trading symbols “CBS.A” and “CBS,” respectively.

Transfer Agent, Dividend Disbursing Agent and Registrar

Unless otherwise specified in the applicable prospectus supplement, Wells Fargo Bank, National Association, will be the transfer agent, dividend disbursing agent and registrar for the shares of our common stock.

DESCRIPTION OF WARRANTS

CBS Corporation may issue warrants for the purchase of its senior debt securities, senior subordinated debt securities, preferred stock, Class A common stock or Class B common stock. The warrants may be co-issued by CBS Operations when the securities with respect to which the warrants are issued will be guaranteed by CBS Operations. Warrants may be issued independently or together with any senior debt securities, senior subordinated debt securities, preferred stock, Class A common stock or Class B common stock offered by any prospectus supplement and may be attached to or separate from such senior debt securities, senior subordinated debt securities, preferred stock, Class A common stock or Class B common stock. The warrants are to be issued under warrant agreements to be entered into among CBS Corporation, CBS Operations as co-issuer, if applicable, and a warrant agent to be named in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as an agent of CBS Corporation in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

General

If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:

•	the offering price;

•	the currency, currencies or currency units for which warrants may be purchased;

•

the designation, aggregate principal amount, currency, currencies or currency units and terms of senior debt securities or senior subordinated debt securities purchasable upon exercise of the debt warrants and the price at which the senior debt securities or senior subordinated debt securities may be purchased upon such exercise;

•

the designation, number of shares and terms, as applicable, of the preferred stock, Class A common stock or Class B common stock purchasable upon exercise of the stock warrants and the price at which the shares of preferred stock, Class A common stock or Class B common stock may be purchased upon such exercise;

•

if applicable, the designation and terms of senior debt securities, senior subordinated debt securities and preferred stock with which the warrants are issued and the number of warrants issued with such senior debt securities, senior subordinated debt securities or preferred stock;

•

if applicable, the date on and after which the warrants and the related senior debt securities, senior subordinated debt securities, preferred stock, Class A common stock or Class B common stock will be separately transferable;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered or bearer form;

•	a discussion of any material federal income tax and other special considerations, procedures and limitations relating to the warrants; and

•	any other terms of the warrants.

Warrants may be exchanged for new warrants of different denominations. If in registered form, the warrants may be presented for registration of transfer. The warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the various securities purchasable upon exercise of such warrants, including the right to receive payments of principal of, any premium on, or any interest on senior debt securities or senior subordinated debt securities purchasable upon exercise or to enforce the covenants in the applicable debt indenture, or to exercise any rights as stockholders of CBS Corporation or CBS Operations, as described below under “—No Rights as Stockholders.” If CBS Corporation maintains the ability to reduce the exercise price of any stock warrant and the right is triggered, it will comply with federal securities laws, including Rule 13e-4 under the Exchange Act, to the extent applicable.

Exercise of Warrants

Each warrant will entitle the holder to purchase a principal amount of senior debt securities or senior subordinated debt securities or a number of shares of preferred stock, Class A common stock or Class B common stock at the exercise price as will in each case be set forth in, or calculable from, the prospectus supplement relating to the warrant. Warrants may be exercised at the times that are set forth in the prospectus supplement relating to the warrants. After the close of business on the date on which the warrant expires, or any later date to which CBS Corporation may extend the expiration date, unexercised warrants will become void.

Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement relating thereto, warrants may be exercised by delivery to the warrant agent of the certificate evidencing the warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the senior debt securities, senior subordinated debt securities, preferred stock, Class A common stock or Class B common stock purchasable upon the exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of the payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, CBS Corporation will, as soon as reasonably practicable, issue and deliver the senior debt securities or senior subordinated debt securities or shares of preferred stock, Class A common stock or Class B common stock purchasable upon the exercise, and, if applicable, CBS Operations will issue guarantees relating to those securities. If fewer than all of the warrants represented by a certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

Additional Provisions

The exercise price payable and the number of shares of preferred stock, Class A common stock or Class B common stock purchasable upon the exercise of each stock warrant will be subject to adjustment in specific events, including the issuance of a stock dividend to holders of preferred stock, Class A common stock or Class B common stock or a combination, subdivision or reclassification of preferred stock, Class A common stock or Class B common stock, in each case as applicable. In lieu of adjusting the number of shares of preferred stock, Class A common stock or Class B common stock purchasable upon exercise of each stock warrant, CBS Corporation may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. CBS Corporation may, at its option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but CBS Corporation will pay the cash value of any fractional shares otherwise issuable. In case of any consolidation, merger, or sale or conveyance of the property of CBS Corporation as an entirety or substantially as an entirety, the holder of each outstanding stock warrant will have the right upon exercise thereof to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of preferred stock, Class A common stock or Class B common stock into which the stock warrants were exercisable immediately prior thereto.

No Rights as Stockholders

Holders of stock warrants will not be entitled, by reason of being the holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of the directors or any other matter, or to exercise any rights whatsoever as its stockholders, with respect to either CBS Corporation or CBS Operations.

PLAN OF DISTRIBUTION

We may sell the securities:

•	through underwriters or dealers;

•	through agents; or

•	directly to purchasers.

We will describe in a prospectus supplement the particular terms of the offering of the securities, including the following:

•	the names of any underwriters;

•	the purchase price and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which the securities of the series may be listed; and

•	any other information we think is important.

If we use underwriters in the sale, such underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We may sell offered securities through agents designated by us from time to time. Any agent involved in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

We also may sell offered securities directly.

Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933, as amended, or the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, dealers or agents, and describe their compensation, in a prospectus supplement.

Certain of any such underwriters, dealers and agents, including their associates, may be customers of, engage in transactions with, and perform services for us and our subsidiaries in the ordinary course of business. One or more of our affiliates from time to time may act as an agent or underwriter in connection with the sale of the securities to the extent permitted by applicable law. The participation of any such affiliate in the offer and sale of the securities will be required to comply with Rule 2720 of the Conduct Rules of the Financial Industry Regulatory Authority regarding the offer and sale of securities of an affiliate.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make relating to those liabilities.

We may authorize underwriters, dealers and agents to solicit offers by certain types of institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts. These contracts will provide for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of such contracts will be set forth in the applicable prospectus supplement.

To facilitate the offering of the securities, any underwriters, dealers or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, the underwriters, dealers or agents may overallot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover overallotments or to stabilize the price of such securities or any such other securities, the underwriters, dealers or agents may bid for, and purchase, such securities or any such other securities in the open market. Finally, in any offering of such securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in a stabilization transaction or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters, dealers or agents are not required to engage in these activities, and may end any of these activities at any time.

Some or all of the securities may be new issues of securities with no established trading market. Any underwriter to which securities are sold by us for public offering and sale may make a market in such securities, but will not be obligated to do so, and may discontinue any market making at any time without notice. We cannot and will not give any assurances as to the liquidity of the trading market for any of our securities.

LEGAL MATTERS

Hogan Lovells US LLP, Washington, D.C., will pass upon the validity of the offered securities for us and for CBS Operations. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated into this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.